EXHIBIT 1.1

THE ROYAL BANK OF SCOTLAND GROUP PLC

Underwriting Agreement

Contingent Capital Notes

July 31, 2015

RBS Securities Inc.

Morgan Stanley & Co. LLC

As Representatives of the several
Underwriters (as defined below) named in Schedule I
to the Pricing Agreement (as defined below)

Ladies and Gentlemen:

From time to time The Royal Bank of Scotland Group plc, a public limited company incorporated and registered in Scotland, United Kingdom (the “Company”), proposes to enter into one or more Pricing Agreements (each a “Pricing Agreement”) in the form of Annex I hereto, with such additions and deletions as the parties thereto may determine, and, subject to the terms and conditions stated herein and therein, to issue and sell to the several firms named in Schedule I to the applicable Pricing Agreement (such firms constituting the “Underwriters” with respect to such Pricing Agreement and the securities specified therein), or to purchasers procured by them, certain of the Company’s contingent convertible securities specified in Schedule II to such Pricing Agreement (with respect to such Pricing Agreement, the “Contingent Capital Notes”) and convertible in accordance with their terms into the ordinary shares of the Company (the “Conversion Securities”).

The terms of, and rights attached to, any particular issuance of Contingent Capital Notes shall be as specified in the Pricing Agreement relating thereto and in or pursuant to the contingent convertible securities indenture to be dated as of August 10, 2015 (the “Base Indenture”) between the Company and The Bank of New York Mellon, acting through its London Branch, as trustee (the “Trustee”) as supplemented and amended by one or several supplemental indentures to be dated as of August 10, 2015 (together with the Base Indenture, the “Indenture”). The offering of the Contingent Capital Notes will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

The Company hereby confirms its engagement of Morgan Stanley & Co. LLC (“Morgan Stanley”) as, and Morgan Stanley hereby confirms its agreement with the Company to render services as, the “qualified independent underwriter,” within the meaning of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”) with respect to the offering and sale of the Contingent Capital Notes. Morgan Stanley, solely in its capacity as the qualified independent underwriter and not otherwise, is referred to herein as the “QIU.”

1.            Particular sales of the Contingent Capital Notes may be made from time to time to the Underwriters of such Contingent Capital Notes, or to purchasers procured by them, for whom the firms designated as representatives of the Underwriters of such Contingent Capital Notes in the Pricing Agreement relating thereto will act as representatives (the “Representatives”). The term “Representatives” also refers to a single firm acting as sole representative of the Underwriters and to an Underwriter or Underwriters who act without any firm being designated as its or their representatives. This Agreement shall not be construed as an obligation of the Company to sell any of the Contingent Capital Notes or as an obligation of any of the Underwriters to purchase, or procure purchasers for, the Contingent Capital Notes. The obligation of the Company to issue and sell any of the Contingent Capital Notes and the obligation of any of the Underwriters to purchase, or procure purchasers for, any of the Contingent Capital Notes shall be evidenced by the Pricing Agreement with respect to the Contingent Capital Notes specified therein. Each Pricing Agreement shall specify the aggregate principal amount of such Contingent Capital Notes, the initial public offering price of such Contingent Capital Notes, the purchase price to the Underwriters of such Contingent Capital Notes, the names of the Underwriters of such Contingent Capital Notes, the names of the Representatives of such Underwriters and the principal amount of such Contingent Capital Notes to be purchased by each Underwriter, or by purchasers procured by such Underwriter, and shall set forth the date, time and manner of delivery of such Contingent Capital Notes and payment therefor. The Pricing Agreement shall also specify (to the extent not set forth in the Indenture and the Registration Statement (as defined below), the Disclosure Package (as defined below) and prospectus with respect thereto) the terms of such Contingent Capital Notes. A Pricing Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of facsimile communications or any other rapid transmission device designed to produce a written record of communications transmitted. The obligations of the Underwriters under this Agreement and each Pricing Agreement shall be several and not joint.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement” as defined under Rule 405 under the U.S. Securities Act of 1933, as amended (the “1933 Act”) on Form F-3 (No. 333-203157), and related prospectus for the registration of, among other securities, certain debt securities of the Company, including the Contingent Capital Notes, and the Conversion Securities, in accordance with the provisions of the 1933 Act, and the rules and regulations of the Commission thereunder (the “1933 Act Regulations”).

The registration statement on Form F-3, as amended (including by any post-effective amendment thereto) to the date on which it became effective prior to the date of this Agreement (including any prospectus supplement relating to the Contingent Capital Notes and any other information, if any, deemed to be part of such registration statement pursuant to Rule 430B of the 1933 Act Regulations), and the prospectus constituting a part thereof (including in each case all documents, if any, incorporated by reference therein to such date) are hereinafter referred to as the “Registration Statement” and the “Prospectus”, respectively, except that if any revised prospectus or prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the offering of the Contingent Capital Notes which differs from the Prospectus on file at the Commission at the time the Registration Statement became effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations), the term “Prospectus” shall refer to such revised prospectus or include such prospectus supplement, as the case may be, from and after the time such revised prospectus or prospectus supplement is first provided to the Underwriters for such use and if the Company files any documents pursuant to Section 13, 14 or 15 of the U.S. Securities Exchange Act of 1934, as amended (the “1934 Act”), after the Registration Statement became effective and prior to the termination of the offering of the Contingent Capital Notes by the Underwriters, which documents are deemed to be or, in the case of a Report on Form 6-K, are designated as being incorporated by reference into the Prospectus pursuant to Form F-3 under the 1933 Act Regulations, the term “Prospectus” shall refer to said prospectus as modified to include the documents so filed from and after the time said documents are filed with or furnished to the Commission. The term “Preliminary Prospectus” means any preliminary form of the Prospectus (including any preliminary prospectus supplement) which is used prior to the filing of the Prospectus and first filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations. The term “Free Writing Prospectus” has the meaning set forth in Rule 405 of the 1933 Act Regulations. The term “Issuer Free Writing Prospectus” means (i) any material that satisfies the conditions set forth in Rule 433 of the 1933 Act Regulations and (ii) any roadshow presentation, including any Bloomberg roadshow presentation. The term “Disclosure Package” means (i) the Preliminary Prospectus, (ii) any Issuer Free Writing Prospectuses identified in Annex II hereto, (iii) the final term sheet prepared and filed pursuant to Section 5(d) of this Agreement (the “Term Sheet”) and (iv) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Applicable Time” means the time designated as such in the Pricing Agreement.

2.            The Company represents and warrants to, and agrees with, each of the Underwriters as of the date hereof, as of the Applicable Time, and as of the Time of Delivery referred to in Section 4 hereof that:

(a) (i) An “automatic shelf registration statement” as defined under Rule 405 under the 1933 Act on Form F-3 (File No. 333-203157) in respect of the Contingent Capital Notes and the Conversion Securities has been filed with the Commission not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act has been received by the Company; and (ii) no order preventing or suspending the use of the Prospectus, any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission.

(b) (i) The Disclosure Package does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (ii) any individual Issuer Free Writing Prospectus, when considered together with the Disclosure Package, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in, or omissions from, the Disclosure Package or any Issuer Free Writing Prospectus made in reliance upon, and in conformity with, information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Disclosure Package.

(c) The Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in, or omissions from, the Prospectus made in reliance upon, and in conformity with, information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement or Prospectus, provided, further, that the representations and warranties in this subsection shall not apply to that part of the Registration Statement that constitutes the Statement of Eligibility (the “Form T-1”) under the U.S. Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustee.

(d) The documents incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, at the time they were filed with the Commission or when they become effective, complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”) and, at each time the Registration Statement became effective, the Registration Statement complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the Trust Indenture Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and any further documents deemed to be or, in the case of a Report on Form 6-K, designated as being incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, after the date of this Agreement but prior to the termination of the offering of Contingent Capital Notes, will, when they are filed with or furnished to the Commission, comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations, and, when read together with the other information included or incorporated in the Registration Statement, the Disclosure Package and the Prospectus, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that the representations and warranties in this subsection shall not apply to the Form T-1 of the Trustee.

(e) The audited consolidated financial statements of the Company for the years ended December 31, 2014, 2013 and 2012 were prepared in accordance with

International Financial Reporting Standards and give a true and fair view (in conjunction with the notes thereto) of the state of the Company and its subsidiaries’ affairs as at such dates and of its profit / (loss) and cash flows for the years then ended, and the unaudited consolidated financial statements of the Company for the six-month period ended June 30, 2015 have been stated on a basis substantially consistent with that of the audited consolidated financial statements incorporated by reference into the Registration Statement.

(f) Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise set forth or contemplated therein, there has been no material adverse change in the condition, financial or otherwise, or in the results of operations of the Company and its subsidiaries, together considered as one enterprise.

(g) The Company (A) has been duly incorporated in, and is validly registered under the laws of, Scotland; (B) has the requisite corporate power and authority to execute and deliver this Agreement and the Pricing Agreement and had the requisite corporate power and authority to execute and deliver the Indenture, to issue the Contingent Capital Notes, and, in each case, to perform its obligations hereunder and thereunder; (C) has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus; (D) has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and (E) has duly authorized, executed and delivered this Agreement and the Pricing Agreement and this Agreement and the Pricing Agreement constitute the valid and legally binding agreement of the Company enforceable in accordance with their terms, except as rights to indemnity or contribution may be limited by applicable law and subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights generally and to general equity principles.

(h) The Royal Bank of Scotland plc (the “Bank”) has been duly incorporated in, and is validly registered under the laws of, Scotland, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus; and all of the issued and outstanding share capital or capital stock of the Bank is owned, directly or indirectly, by the Company. National Westminster Bank Plc (“NatWest”) has been duly incorporated under the laws of England, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus; and all of the issued and outstanding ordinary share capital of NatWest is owned, directly or indirectly, by the Company.

(i) The Indenture has been duly qualified under the Trust Indenture Act and duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, will constitute the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and may be subject to possible judicial actions giving effect to governmental actions or foreign laws affecting creditors’ rights.

(j) The forms of Contingent Capital Notes have been duly authorized and established in conformity with the provisions of the Indenture and, when the Contingent Capital Notes have been executed and authenticated in accordance with the provisions of the Indenture and delivered to and duly paid for by the purchasers thereof, the Contingent Capital Notes will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and may be subject to possible judicial actions giving effect to governmental actions or foreign laws affecting creditors’ rights.

(k) Each of the Indenture and the Contingent Capital Notes will conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus.

(l) The Company had, at the date indicated, the duly allotted and issued share capital as set forth in the condensed consolidated statement of changes in shareholders’ equity included or incorporated by reference in the Disclosure Package and the Prospectus; all of the issued share capital of the Company has been duly and validly allotted and issued and is fully paid and non-assessable; and the Conversion Securities will conform, when issued, in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus, as amended or supplemented to such date.

(m) The Company has taken all necessary action to approve and authorize the issue of the Conversion Securities upon conversion of the Contingent Capital Notes, and, when issued upon the conversion of the Contingent Capital Notes in accordance with the terms of the Indenture, the Conversion Securities shall be duly and validly authorized, issued and fully paid and will not be subject to calls for further funds or preemptive rights.

(n) All consents, approvals, authorizations, orders and decrees of any court or governmental agency or body of the United States, the United Kingdom or the Netherlands, having jurisdiction over the Company required for the consummation by the Company of the transactions contemplated by this Agreement or the Pricing Agreement or to permit the Company to effect interest payments in U.S. dollars on the Contingent Capital Notes in accordance with the terms of the Indenture have been obtained and are in full force and effect, except as may be required by U.S. state securities laws (the “Blue Sky laws”).

(o) The execution, delivery and performance of this Agreement, the Pricing Agreement and Indenture, the allotment, issuance, authentication, sale and delivery of the Contingent Capital Notes, the issuance of the Conversion Securities upon the conversion of the Contingent Capital Notes and the compliance by the Company with the respective terms thereof, and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in a breach under any agreement or instrument to which the Company is a party or by which the Company is bound that is material to the Company and its subsidiaries, taken as a whole, nor will such action result in any violation of the provisions of the Memorandum and Articles of Association of the Company or any statute or any order, filing, rule or regulation of any United States, English, Scottish or Dutch court or governmental agency or regulatory body having jurisdiction over the Company.

(p) The Company is not, and after giving effect to the offer and sales of the Contingent Capital Notes and application of the proceeds thereof as described in the Prospectus and the Disclosure Package, will not be, required to register as an “investment company”, as defined in the Investment Company Act of 1940, as amended.

(r) There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein).

(s) (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), and (iii) at the time, the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the 1933 Act) made any offer relating to the Contingent Capital Notes in reliance on the exemption of Rule 163 under the 1933 Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the 1933 Act; and (B) at the earliest time after the filing of the Registration Statement that, the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the 1933 Act) of the Contingent Capital Notes, the Company was not an “ineligible issuer” as defined in Rule 405 under the 1933 Act.

(t) Deloitte LLP, who have certified certain financial statements of the Company and its subsidiaries, and have audited the Company’s internal control over financial reporting and management’s assessment thereof, are an independent registered public accounting firm with respect to the Company as required by the 1933 Act and the rules and regulations of the Commission thereunder.

(u) Neither any Issuer Free Writing Prospectus nor the Term Sheet includes any information that conflicts with the information contained in the Registration Statement, the Disclosure Package and the Prospectus, including any document incorporated therein or any prospectus supplement deemed to be a part thereof that has not been superseded or modified; provided, however, that the representations and warranties in this subsection shall not apply to statements in, or omissions from, any Issuer Free Writing Prospectus or the Term Sheet made in reliance upon, and in conformity with, information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Issuer Free Writing Prospectus.

(v) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company, or any of its subsidiaries is currently included on the U.S. Treasury Department’s List of Specially Designated Nationals or otherwise subject to any U.S. sanctions administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”); and the capital raised by the issuance and sale of the Contingent Capital Notes will not directly or indirectly be lent, contributed or otherwise made available to:

(i) any subsidiary, joint venture partner or other entity under the control of the Company; or

(ii) to the knowledge of the Company, any other person or entity,

in each case for the purpose of financing the activities of any person, entity, or government currently subject to any U.S. sanctions administered by OFAC.

(w) The Company is in compliance with the relevant listing rules of the U.K. Listing Authority and the rules of the London Stock Exchange in relation to its ordinary shares.

3.            Upon the execution of the Pricing Agreement applicable to any Contingent Capital Notes and authorization by the Representatives of the release of such Contingent Capital Notes, the several Underwriters propose to offer such Contingent Capital Notes for sale upon the terms and conditions set forth in the Prospectus (as amended or supplemented).

4.            The Contingent Capital Notes to be purchased by each Underwriter and/or by purchasers procured by such Underwriter pursuant to the Pricing Agreement relating thereto, in the form specified in such Pricing Agreement, and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company, shall be delivered by or on behalf of the Company to the Representatives for the account of such Underwriters, against payment by the Underwriters, or by the Representatives on behalf of the Underwriters, of the purchase price therefor (as provided in the Pricing Agreement) by wire transfer of immediately available funds to an account designated by the Company as specified in the Pricing Agreement, all in the manner and at the place and time and date specified in such Pricing Agreement or at such other place and time and date as the Representatives and the Company may agree upon in writing, such time and date being herein called the “Time of Delivery” for such Contingent Capital Notes.

5.            The Company agrees with each of the Underwriters of any Contingent Capital Notes that:

(a) The Company will notify the Representatives immediately on becoming aware of (i) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information relating to the Registration Statement or the offering of the Contingent Capital Notes, and (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus or other Prospectus in respect of the Contingent Capital Notes, or the issuance by the Commission of any notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act or of the suspension of the qualification of the Contingent Capital Notes for offering or sale in any jurisdiction, or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any such stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) If at any time prior to the filing of a final prospectus pursuant to Rule 424(b) of the 1933 Act Regulations, any event occurs as a result of which the Disclosure Package would then include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will (i) promptly notify the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any such amendment or supplement to the Underwriters in such quantities as they may reasonably request.

(c) The Company will, for so long as the delivery of a prospectus is required in connection with the offering or sale of the Contingent Capital Notes (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or Rule 173(a) of the 1933 Act Regulations), file promptly all reports required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the 1934 Act and will give the Representatives notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Disclosure Package or the Prospectus (including any prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Contingent Capital Notes which differs from the Prospectus, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations) and will furnish the Representatives with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus without prior consultation with the Representatives.

(d) The Company will prepare the Term Sheet, containing solely a description of the final terms of the Contingent Capital Notes and the offering thereof, in a form approved by the Representatives and will file the Term Sheet not later than the time required by Rule 433(d) of the 1933 Act Regulations.

(e) The Company will prepare the Prospectus in relation to the Contingent Capital Notes and file such Prospectus pursuant to Rule 424(b) of the 1933 Act Regulations not later than the time required by Rule 424(b) of the 1933 Act Regulations following the execution and delivery of the Pricing Agreement relating to the Contingent Capital Notes.

(f) The Company will deliver to each Representative a conformed copy of the Registration Statement as originally filed, and of each amendment thereto (including exhibits and documents filed therewith or incorporated by reference, as the case may be, into the Registration Statement).

(g) The Company will furnish the Underwriters with copies of the Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus (including, in each case, any supplement thereto) in such quantities as the Representatives may from time to time reasonably request, and will use all reasonable efforts to make the initial delivery of the Prospectus by no later than 9:00 a.m. on the second business day prior to the Time of Delivery and, if the delivery of a Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering and sale of the Contingent Capital Notes and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act), not misleading, or, if for any reason it shall be necessary during such period to amend or supplement the Prospectus, or to file under the 1934 Act any document incorporated by reference in the Prospectus, in order to comply with the 1933 Act, notify the Underwriters and upon the Representatives’ request prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended Prospectus or supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) in connection with sales of the Contingent Capital Notes (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or 173(a) of the 1933 Act Regulations) at any time nine months or more after the time of issue of the Prospectus, upon the Representatives’ request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as the Representatives may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the 1933 Act.

(h) The Company shall at the reasonable request of the Underwriters at any time prior to the completion (in the view of the Underwriters) of distribution of the Contingent Capital Notes, amend or supplement the Prospectus in order to comply with applicable law or the requirements of the Irish Stock Exchange and deliver to the Underwriters from time to time as many copies of the relevant amendment or supplement as the Underwriters may reasonably request.

(i) The Company agrees that, unless it has obtained or will obtain (as the case may be) the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has obtained or will obtain (as the case may be) the prior written consent of the Company, it has not made and will not make any offer relating to the Contingent Capital Notes that would constitute an Issuer Free Writing Prospectus or Free Writing Prospectus required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the 1933 Act Regulations, other than the information contained in the Term Sheet, provided, however, that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Annex II hereto. Any such free writing prospectus consented to by the parties is hereinafter referred to as a “Permitted Free Writing Prospectus”. The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the 1933 Act Regulations applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(j) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Disclosure Package or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representative and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

(k) The Company will endeavor to qualify the Contingent Capital Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will maintain such qualifications for as long as the Representatives shall reasonably request; provided that in connection with any such qualification the Company shall not be required to qualify as a foreign corporation in any such jurisdiction or to file a general consent to service of process in any such jurisdiction.

(l) The Company will make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement, an earnings statement of the Company and its subsidiaries on a consolidated basis (which need not be audited) complying with Section 11(a) of the 1933 Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158 of the 1933 Act Regulations).

(m) During the period beginning from the date of the Pricing Agreement for such Contingent Capital Notes and continuing to and including the Time of Delivery, the Company will not offer, sell, contract to sell or otherwise dispose of any securities of the Company which mature more than one year after such Time of Delivery and which are substantially similar to such Contingent Capital Notes (other than (i) the Contingent Capital Notes, (ii) securities previously agreed to be sold by the Company and (iii) commercial paper issued in the ordinary course of business), except as otherwise may be provided in this Agreement, without the prior written consent of the Representatives, which consent shall not be unreasonably withheld.

(n) Unless the Pricing Agreement provides otherwise, prior to the first payment due under the terms of the Contingent Capital Notes, the Contingent Capital Notes will be listed on a “recognised stock exchange” within section 1005 of the Income Tax Act 2007; as soon as practicable, application will be made to list the Contingent Capital Notes on such recognised stock exchange.

(o) The Company will apply the net proceeds from the sale of the Contingent Capital Notes as set forth in the Prospectus.

(p) The Company will cooperate with the Underwriters and use its best efforts to permit the Contingent Capital Notes to be eligible for clearance and settlement through the facilities of The Depository Trust Company (“DTC”), Euroclear Bank SA/NV or Clearstream Banking, société anonyme, as the case may be.

(q) Prior to the issuance of the Contingent Capital Notes, the Company will have obtained all consents, approvals, authorizations, orders, registrations, qualifications and decrees of any court or governmental agency or body of the United States and the United Kingdom necessary or required for the valid issuance of the Contingent Capital Notes and the Conversion Securities and to permit the Company to make interest payments on the Contingent Capital Notes in U.S. dollars.

6.            The Company will pay all expenses incidental to the performance of its obligations under this Agreement, any Pricing Agreement, the Indenture and the Contingent Capital Notes including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, any Issuer Free Writing Prospectus, the Prospectus and any related preliminary prospectus (and any amendments or supplements thereto) and the cost of furnishing copies thereof to the Underwriters; (ii) the printing, if any, of this Agreement, the Pricing Agreement, the Indenture and the Blue Sky Survey; (iii) the printing or reproduction, preparation, issuance and delivery of the certificates, if any, for the Contingent Capital Notes to (or at the direction of) the Underwriters, including any transfer or other taxes or duties payable upon the delivery of the Contingent Capital Notes to a custodian for DTC, Euroclear Bank SA/NV or Clearstream Banking, société anonyme, as the case may be, or the sale of the Contingent Capital Notes to the Underwriters; (iv) the fees and disbursements of the Company’s counsel and accountants; (v) the qualification of the Contingent Capital Notes under the applicable securities laws in accordance with the provisions of Section 5(k) hereof, including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith in an aggregate amount not in excess of $5,000 with respect to a particular issue of the

Contingent Capital Notes and in connection with the preparation of any Blue Sky Survey and any Legal Investment Survey; (vi) the delivery to the Underwriters of copies of such Blue Sky Survey, if any; (vii) any costs, fees and charges of any paying agent appointed under the Indenture; (viii) all expenses and listing fees in connection with the listing of the Contingent Capital Notes, if any, on any stock exchange and the clearance and settlement of the Contingent Capital Notes through the facilities of DTC, Euroclear Bank SA/NV or Clearstream Banking, société anonyme, as the case may be; (ix) any fees charged by securities rating services for rating the Contingent Capital Notes; (x) any fees associated with a Bloomberg roadshow presentation; (xi) any United Kingdom stamp duty, stamp duty reserve tax or similar tax or duty imposed by the United Kingdom or any political subdivision thereof upon the original issuance by, or on behalf of, the Company of the Contingent Capital Notes, the initial delivery of the Contingent Capital Notes, the deposit of the Contingent Capital Notes with a custodian for DTC, Euroclear Bank SA/NV or Clearstream Banking, société anonyme, as the case may be, the purchase by the Underwriters of the Contingent Capital Notes, the sale and delivery of the Contingent Capital Notes by the Underwriters to the initial purchasers thereof, the execution and delivery of this Agreement, the Pricing Agreement and the Indenture, and the creation, issue or delivery by the Company of the Conversion Securities; (xii) the fees and expenses of the Trustee and any authorized agent of the Trustee, and the reasonable fees and disbursements of counsel for the Trustee in connection with the Indenture and the Contingent Capital Notes; and (xiii) any value added taxes payable in the United Kingdom in respect of any of the above expenses.

If this Agreement is terminated by the Representatives in accordance with the provisions of Section 7 or Section 11(a)(i) (v), and (ix) hereof, the Company shall reimburse the Underwriters for their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters, except that in the case of a termination in accordance with Section 11(a)(i), (v), and (ix) hereof, such reimbursement shall include only any expenses actually incurred (not to exceed $120,000).

7.            The obligations of the Underwriters of any Contingent Capital Notes under the Pricing Agreement relating to such Contingent Capital Notes shall be subject, at the discretion of the Representatives, to the condition that all representations and warranties of the Company in or incorporated by reference in the Pricing Agreement relating to such Contingent Capital Notes are, at and as of the Time of Delivery for such Contingent Capital Notes, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Registration Statement is effective and at the Time of Delivery no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act should have been received. The Prospectus shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations within the time period prescribed by Rule 424(b) of the 1933 Act Regulations; the Term Sheet and any other material required to be filed by the Company pursuant to Rule 433(d) of the 1933 Act Regulations shall have been transmitted to the Commission for filing pursuant to Rule 433(d) of the 1933 Act Regulations; and, in each case, prior to the Time of

Delivery the Company shall have provided evidence satisfactory to the Representatives of such timely filing; and no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission have been complied with.

(b) At the Time of Delivery, the Representatives shall have received:

(i) The opinions and 10b-5 letter, each, dated as of the Time of Delivery, of Davis Polk & Wardwell London LLP, U.S. counsel and U.K. tax counsel for the Company, with respect to the matters set forth in Annex III hereto in form and substance reasonably satisfactory to the Representatives.

(ii) The opinion, dated as of the Time of Delivery, of CMS Cameron McKenna LLP, Scottish solicitors to the Company, with respect to the matters set forth in Annex IV hereto in form and substance reasonably satisfactory to the Representatives.

(iii) The opinion, dated as of the Time of Delivery, of Linklaters LLP, English solicitors to the Company, with respect to the matters set forth in Annex V hereto in form and substance reasonably satisfactory to the Representatives.

(iv) The opinion and 10b-5 letter, each dated as of the Time of Delivery, of Shearman & Sterling (London) LLP, counsel for the Underwriters, with respect to the matters set forth in Annex VI hereto in form and substance reasonably satisfactory to the Representatives.

(c) The independent registered public accounting firm with respect to the Company who have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus (the “Independent Accountants”) shall have furnished to the Representatives a letter, delivered at a time prior to the execution of the Pricing Agreement and dated the date of delivery thereof, with regard to matters customarily covered by accountants’ “comfort letters” and otherwise in form and substance satisfactory to the Representatives.

(d) The Independent Accountants shall have furnished to the Representatives a letter, dated at the Time of Delivery, to the effect that it reaffirms the statements made in the letter furnished pursuant to Section 7(c), except that the specified “cut-off” date referred to therein shall be a date not more than five business days prior to the Time of Delivery.

(e) If required pursuant to the Pricing Agreement, an application shall have been made for listing the Contingent Capital Notes on the Irish Stock Exchange.

(f) At the Time of Delivery (1) there shall not have been, since the date of the Pricing Agreement or since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise set forth or contemplated therein, any material adverse change in the condition, financial or otherwise, or in the results of operations of the Company and its subsidiaries considered as one enterprise, and (2) the Representatives shall have received a certificate of the Company executed on its behalf by an officer of the Company dated as of the Time of Delivery, to the effect that (i) the representations and warranties in Section 2 hereof are true and correct in all material respects as though expressly made at and as of the Time of Delivery; (ii) the Company has complied in all material respects with all agreements hereunder and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder at or prior to the Time of Delivery; and (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and, to the knowledge of the Company, no proceedings for that purpose have been initiated or threatened by the Commission.

(g) The Company shall have furnished to the Underwriters a certificate, dated the Time of Delivery, of a deputy secretary of the Company, stating that to the best knowledge and belief of the deputy secretary signing such certificate after reasonable inquiry, the issue and sale of the Contingent Capital Notes in the manner contemplated in the Disclosure Package and Prospectus do not and will not result in a breach, default or acceleration of any payment or amount under any contract, agreement or undertaking to which the Company or any of its subsidiaries is a party (or by which any such entity is bound), which breach, default or acceleration would have a material adverse effect on the Company and its subsidiaries taken as a whole.

(h) There shall not have occurred any lowering of the rating of any of the Company’s securities by Moody’s Investors Service, Inc., Standard & Poor’s Rating Services, a division of the McGraw-Hill Companies, Inc., or Fitch Ratings, Inc.

(i) If an affiliate (as defined in applicable FINRA rules) of the Company is participating in the offering of the Contingent Capital Notes, FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

If any condition specified in this Section 7 shall not have been fulfilled when and as required to be fulfilled and not otherwise waived by the Underwriters, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the Time of Delivery, and such termination shall be without liability of any party to any other party except as provided in Section 6 hereof. Notwithstanding any such termination, the provisions of Sections 6, 8, 10 and 14 herein shall remain in effect.

8.            (a) The Company agrees to indemnify and hold harmless each Underwriter, each of the Underwriters’ affiliates, directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the

Registration Statement pursuant to Rule 430A(b) of the 1933 Act Regulations or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, the Preliminary Prospectus, the Term Sheet, any Issuer Free Writing Prospectus or any related preliminary prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as reasonably incurred (including, subject to Section 8(c) hereof, the fees and disbursements of counsel chosen by the Representatives), in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), the Prospectus, the Preliminary Prospectus, the Term Sheet, any Issuer Free Writing Prospectus or any related preliminary prospectus (or any amendment or supplement thereto).

(b) The Company also agrees to indemnify and hold harmless Morgan Stanley and each person, if any, who controls Morgan Stanley within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and judgments incurred as a result of Morgan Stanley’s participation as a “qualified independent underwriter” within the meaning of Rule 5121 of FINRA in connection with the offering of the Contingent Capital Notes, except for any losses, claims, damages, liabilities, and judgments resulting from Morgan Stanley’s, or such controlling person’s, willful misconduct.

(c) Each Underwriter severally agrees to indemnify and hold harmless each of the Company, its directors, each of the officers of the Company who signed the Registration Statement, the Company’s authorized representative in the United States and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 8 as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), the Prospectus, any related preliminary prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), or the Prospectus or such preliminary prospectus (or any amendment or supplement thereto).

(d) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement.

(e) Any indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. In the case of parties indemnified pursuant to Section 8(a) and 8(b) above, counsel to the indemnified parties shall be selected by the Underwriters and the QIU, respectively, and, in the case of parties indemnified pursuant to Section 8(c) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(f) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters of the Contingent Capital Notes or the QIU, as the case may be, on the other, from the offering of the Contingent Capital Notes to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall, if permitted by applicable law, contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters of the Contingent Capital Notes or the QIU, as the case may be, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Underwriters or the QIU, as the case may be, on the other, shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts, concessions and commissions received by such Underwriters or the QIU, as the case may be. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Underwriters or the QIU, as the case may be, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Underwriters and the QIU agree that it would not be just and equitable if contribution pursuant to this subsection (f) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (f), no Underwriter or the QIU, as the case may be, shall be required to contribute any amount in excess of the amount by which the total price at which the Contingent Capital Notes underwritten by it and distributed to the public were offered to the public or the fee received by the QIU, as the case may be, exceeds the amount of any damages which such Underwriter or the QIU, as the case may be, has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of Contingent Capital Notes in this subsection (f) to contribute are several in proportion to their respective underwriting obligations with respect to such Contingent Capital Notes and not joint.

(g) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter or the QIU, as the case may be, within the meaning of Section 15 of the 1933 Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act.

(h) Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 8(b) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for Morgan Stanley in its capacity as a “qualified independent underwriter” and all persons, if any, who control Morgan Stanley within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act.

9.            If one or more of the Underwriters shall fail at the Time of Delivery to purchase the Contingent Capital Notes which it is or they are obligated to purchase under this Agreement and the Pricing Agreement (the “Defaulted Contingent Capital Notes”), the Representatives shall have the right, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriter, to purchase, or procure purchasers for, all, but not less than all, of the Defaulted Contingent Capital Notes in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if the Representatives shall not have completed such arrangements within such 36-hour period, then:

(a) if the number of Defaulted Contingent Capital Notes does not exceed 10% of the Contingent Capital Notes which the Underwriters are obligated to purchase at the Time of Delivery, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations under the Pricing Agreement relating to such Contingent Capital Notes bear to the underwriting obligations of all non-defaulting Underwriters, or

(b) if the number of Defaulted Contingent Capital Notes exceeds 10% of the Contingent Capital Notes which the Underwriters are obligated to purchase or procure purchasers for at the Time of Delivery, the Pricing Agreement relating to such Contingent Capital Notes shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 9 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of the relevant Pricing Agreement, either the Representatives or the Company shall have the right to postpone the Time of Delivery for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

10.            All representations, warranties and agreements contained in this Agreement and any Pricing Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or any controlling person, or by or on behalf of the Company, and shall survive delivery of the Contingent Capital Notes to the Underwriters pursuant to this Agreement.

11.            (a) The Representatives may terminate this Agreement, immediately upon notice to the Company, at any time prior to the Time of Delivery (i) if there has been, since the date of the Pricing Agreement or the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise set forth or contemplated therein, any material adverse change in the condition, financial or otherwise, or in the results of operations, of the Company and its subsidiaries considered as one enterprise, or (ii) if there has occurred any outbreak or escalation of hostilities involving the United States or the United Kingdom or the declaration by the United States or the United Kingdom of a national emergency or war, or (iii) the occurrence of another calamity or crisis or any change in financial, political or economic conditions or currency exchange rates or controls in the United States, the United Kingdom or elsewhere, if the effect of any such event specified in clause (ii) and (iii) in the judgment of the Representatives (after consultation with the Company if practicable) makes it impracticable or inadvisable to market the Contingent Capital Notes or enforce contracts for the sale of the Contingent Capital Notes in the manner contemplated in the Prospectus, or (iv) if there has occurred a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the London Stock Exchange or any other stock exchange on which the Company’s securities are listed, or (v) if there has occurred a suspension or material limitation in trading the Company’s securities on the New York Stock Exchange, the London Stock Exchange, or (vi) if there has occurred a material adverse change in the financial markets in the United States or in the international financial markets, or (vii) if a banking moratorium on commercial banking activities has been declared by the relevant authorities in New York or London, or a material disruption in commercial banking or securities settlement or clearance services in the United States or the United Kingdom has occurred, or (viii) if there has occurred a change or development involving a prospective change in the United States or the United Kingdom taxation which has, or will have, a material adverse effect on the Company or the Contingent Capital Notes or the transfer thereof, or (ix) if there is any lowering of the rating of any of the Company’s debt securities, preference shares, American depositary shares representing preference shares or American depositary receipts evidencing American depositary shares representing preference shares, or a public announcement that such rating is under surveillance or review, with possible negative implications, in each case, by Moody’s Investors Service, Inc., Standard and Poor’s Rating Services, a division of the McGraw-Hill Companies, Inc., or Fitch, Inc.

(b) If this Agreement is terminated pursuant to Sections 7, 9 or 11 hereof, such termination shall be without liability of any party to any other party except as provided in Section 6 or Section 9 hereof. Notwithstanding any such termination, the provisions of Sections 6, 8, 10 and 14 shall remain in effect.

12.            In all dealings hereunder, the Representatives of the Underwriters of the Contingent Capital Notes shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives jointly or by such of the Representatives, if any, as may be designated for such purpose in the Pricing Agreement.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, email, telex or facsimile transmission to the address of the Representatives as set forth in the Pricing Agreement; and if to the Company shall be delivered or sent by mail, email, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Company Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8(d) hereof shall be delivered or sent by mail, email, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

13.             This Agreement and any Pricing Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement or any Pricing Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers, directors and authorized representative of the Company referred to in Section 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any Pricing Agreement or any provision herein or therein contained. This Agreement and any Pricing Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers, directors and authorized representative of the Company and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Contingent Capital Notes from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

14.            (a) The Company irrevocably consents and agrees, for the benefit of the Underwriters, that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement or the Pricing Agreement may be brought in the courts of the State of New York or the courts of the United States of America located in the Borough of Manhattan, The City of New York and hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself and in respect of its properties, assets and revenues.

(b) The Company hereby irrevocably designates, appoints, and empowers CT Corporation System, 111 Eight Avenue, 13th Floor, New York, NY 10011, as its designee, appointee and agent to take process, receive and forward process or to be served with process for and on its behalf of any and all legal process, summons, notices and documents which may be served in any such action, suit or proceeding brought in any such United States or State court which may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts. If for any reason such designee, appointee and agent hereunder shall cease to be available to act as such, the Company agrees to designate a new designee, appointee and agent in The City of New York on the terms and for the purposes of this Section 14 satisfactory to the Representatives. The Company further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents out of any of the aforesaid courts in any such action, suit or proceeding by serving a copy thereof upon the relevant agent for service of process referred to in this Section 14 (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) or by mailing copies thereof by registered or certified air mail, first class, postage prepaid, to each of them at their respective addresses specified in or designated pursuant to this Agreement. The Company agrees that the failure of any such designee, appointee and agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall in any way be deemed to limit the ability of any Underwriter to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the undersigned or bring actions, suits or proceedings against the undersigned in any jurisdictions, and in any manner, as may be permitted by applicable law. The Company hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement or the Pricing Agreement brought in the United States federal courts or the courts of the State of New York located in the Borough of Manhattan, The City of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

15.            Each Underwriter severally represents and agrees that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Contingent Capital Notes in circumstances in which section 21(1) of the FSMA does not apply to the Company;

(b) it has complied and will comply with all applicable provisions of the FSMA (and all rules and regulations made pursuant to the FSMA) with respect to anything done by it in relation to the Contingent Capital Notes in, from or otherwise involving the United Kingdom;

(c) in connection with any issue of Contingent Capital Notes designated as Tier 1 Contingent Capital Notes (as defined below), such Underwriter will not indicate to initial investors as part of the marketing relating to the sale of such Contingent Capital Notes that such Contingent Capital Notes will or are likely to be redeemed, repurchased or repaid, provided that for the avoidance of doubt the undertaking in this Section 15(c) shall not preclude any Underwriter disclosing any terms of such Contingent Capital Notes or information consistent with the Prospectus or any other additional information authorized by the Company to be disclosed. For the purposes of this Section 15(c) Tier 1 Contingent Capital Notes shall mean any Contingent Capital Note which is specified to be a Tier 1 Contingent Capital Note in the applicable Term Sheet; and

(d) without prejudice to the generality of paragraph (b), it has complied and will comply with COBS 22.1 (Restrictions on distribution of contingent convertible instruments—Temporary restrictions on contingent convertible instruments) (as may be amended or replaced from time to time) with such underwriter deemed to be a “firm” for the purposes of this paragraph (d) if it is not otherwise a “firm” for the purposes of COBS. For the purposes of this paragraph (d), “firm” shall have the meaning attributed to such term in COBS.

 16.            In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Underwriter severally represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Contingent Capital Notes which are the subject of the offering contemplated by the Prospectus to the public in that Relevant Member State other than (a) to any legal entity which is a qualified investor as defined in the Prospectus Directive; (b) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the other Underwriters for any such offer; or (c) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of Contingent Capital Notes shall require the Company or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or a supplemental prospectus pursuant to Article 16 of the Prospectus Directive. For the purposes of this Section 16 of this Agreement, the expression an “offer of Contingent Capital Notes to the public” in relation to any Contingent Capital Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Contingent Capital Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Contingent Capital Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

17.            The Company hereby acknowledges that (a) the purchase, or procurement of purchasers of, and sale of the Contingent Capital Notes pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which any Underwriter may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

18.            Time shall be of the essence of each Pricing Agreement. As used herein, “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

19.            This Agreement and each Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to conflict of laws provisions thereof. Specified times of day refer to New York City time.

20.            This Agreement may be executed in one or more counterparts and, when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

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If the foregoing is in accordance with your understanding, please sign and return to us one counterpart hereof.

Very truly yours,

THE ROYAL BANK OF SCOTLAND GROUP PLC

By:	/s/ Robert Begbie
Name: Robert Begbie
Title: Deputy Treasurer

Accepted as of the date hereof:

RBS SECURITIES INC.

By:	/s/ Mark Kotasek
Name: Mark Kotasek
Title: Managing Director

MORGAN STANLEY & CO. LLC

By:	/s/ Yurij Slyz
Name: Yurij Slyz
Title: Executive Director

For themselves and as Representatives of the several Underwriters

ANNEX I

Pricing Agreement

[Names of Representatives]

[As Representatives of the several
Underwriters named in Schedule I hereto,]

___________ __, ____

Ladies and Gentlemen:

The Royal Bank of Scotland Group plc, a public limited company incorporated under the laws of, and registered in, Scotland (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated _________ __, ____ (the “Underwriting Agreement”) among the Company on the one hand and the several Underwriters on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”), or to purchasers procured by them, the securities specified in Schedule II hereto (the “Contingent Capital Notes”).

Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Disclosure Package and/or the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Disclosure Package and/or the Prospectus (each as therein defined), as the case may be, and also a representation and warranty as of the date of this Pricing Agreement in relation to the Disclosure Package and/or the Prospectus (as amended or supplemented), as the case may be, relating to the Contingent Capital Notes which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Contingent Capital Notes pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Contingent Capital Notes, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein (including Schedules I and II hereto) and in the Underwriting Agreement incorporated herein by reference, the Company agrees to

A-I-1

issue and sell to each of the Underwriters, or to purchasers procured by them, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, or to procure purchasers to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Contingent Capital Notes set forth opposite the name of such Underwriter in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us one counterpart hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

[The rest of this page is intentionally left blank.]

A-I-2

Very truly yours,

THE ROYAL BANK OF SCOTLAND GROUP plc

By:
Name:
Title:

[The rest of this page is intentionally left blank]

Accepted as of the date hereof:

[names of representatives]

By:
Name:
Title:

For themselves and as representatives of the several Underwriters

SCHEDULE I

Principal Amount of Contingent Capital Notes to be Purchased

[Names of Representatives]		[ ]
[Names of other Underwriters]		[ ]
	Total:	[ ]

A-I-3

SCHEDULE II

Capitalized terms used herein, unless otherwise stated, shall have the meaning set forth in the Underwriting Agreement.

Title of Contingent Capital Notes:

[ ]% Contingent Capital Notes due (the “Contingent Capital Notes”)

Aggregate principal amount of Contingent Capital Notes:

$[ ] principal amount of the Contingent Capital Notes

Price to Public:

[ ]% of the principal amount of the Contingent Capital Notes

Purchase Price by Underwriters:

[ ]% of the principal amount of the Contingent Capital Notes

Underwriting Commission:

[ ]% for the Contingent Capital Notes

Form of Securities:

Book-entry only form represented by one or more global notes deposited with a custodian for DTC, Euroclear Bank SA/NV and Clearstream Banking, société anonyme, as the case may be.

Specified funds for payment of purchase price:

Wire transfer of immediately available funds

Applicable time:

[ ] a.m. (New York time), ________ __, ____

Time of Delivery:

9:30 a.m. (New York time), ________ __, ____

Indenture:

Contingent Convertible Securities Indenture dated as of [●], 2015 between the Company and The Bank of New York Mellon, acting through its London Branch, as Trustee, as supplemented by the First Supplemental Indenture to be dated on or around [•], 2015.

Issue Date

A-I-4

[•]

Maturity Date:

The Contingent Capital Notes are perpetual securities and have no fixed maturity date.

Interest Rate for the Contingent Capital Notes:

From and including the Issue Date to but excluding [•], 2020, [•]% per annum

From an including [•], 2020, to but excluding the next succeeding Reset Date, [•]% plus the sum of the then prevailing Mid-Market Swap Rate on the relevant Reset Determination Date, converted to a quarterly rate in accordance with market convention (rounded to three decimal places, with 0.0005 being rounded down).

Interest Payment Dates:

Interest will be paid on the Contingent Capital Notes on ________, ________, ________ and ________ of each year, commencing on __________, ____.

Interest Record Dates:

Interest will be paid on the Contingent Capital Notes to holders of record of each Note in respect of the principal amount thereof outstanding as of ________, ________, ________ and ________ of each year immediately preceding the Interest Payment Dates on ________, ________, ________ and ________, respectively.

Redemption Provisions:

The Contingent Capital Notes may be redeemed as described in the Prospectus.

Sinking Fund Provisions:

No sinking fund provisions.

Closing location for delivery of Contingent Capital Notes:

Offices of Davis Polk & Wardwell London LLP, 5 Aldermanbury Square
London EC2V 7HR, United Kingdom

Names and addresses of Representatives:

Designated Representatives: [ ]

Address for Notices: [ ]

CUSIP:

[•]

ISIN:

A-I-5

[•]

Stock Exchange Listing:

Application has been made to the Irish Stock Exchange for the Contingent Capital Notes to be admitted to the Official List and to trading onto the Global Exchange Market.

Other Terms:

The Contingent Capital Notes will have additional terms as more fully described in the Disclosure Package and the Prospectus and shall be governed by the Indenture.

A-I-6

ANNEX II

Issuer Free Writing Prospectuses Included in Disclosure Package

Roadshow slides “AT1 Contingent Capital Notes” filed as an Issuer Free Writing Prospectus pursuant to Rule 433 on July 31, 2015.

A-II-1

Free Writing Prospectus dated August 5, 2015 (to Prospectus dated March 31, 2015 and Preliminary Prospectus Supplement dated July 31, 2015)	Filed pursuant to Rule 433 Registration Statement No. 333-203157

Perpetual Subordinated Contingent Convertible Capital Notes

Terms and Conditions

Issuer	The Royal Bank of Scotland Group plc
Issue

$2,000,000,000 7.500% perpetual subordinated contingent convertible additional tier 1 capital notes (callable August 10, 2020 and every five years thereafter) (the “2020 Contingent Capital Notes”) and $1,150,000,000 8.000% perpetual subordinated contingent convertible additional tier 1 capital notes (callable August 10, 2025 and every five years thereafter) (the “2025 Contingent Capital Notes”, and together with the 2020 Contingent Capital Notes, the “Contingent Capital Notes”).

The Contingent Capital Notes will be issued pursuant to a Contingent Convertible Securities Indenture which is expected to be dated as of the Issue Date (the “Original Indenture”), between the Issuer and The Bank of New York Mellon acting through its London Branch as trustee (the “Trustee”), as supplemented by a first supplemental indenture with respect to the 2020 Contingent Capital Notes which is expected to be dated as of the Issue Date (the “First Supplemental Indenture”) and a second supplemental indenture with respect to the 2025 Contingent Capital Notes which is expected to be dated as of the Issue Date (the “Second Supplemental Indenture”). References to the “Indenture” are to the Original Indenture, as supplemented by the First Supplemental Indenture with respect to the 2020 Contingent Capital Notes, and as supplemented by the Second Supplemental Indenture with respect to the 2025 Contingent Capital Notes.

The 2020 Contingent Capital Notes and the 2025 Contingent Capital Notes shall constitute two separate series of Contingent Convertible Securities (each a “series”) that have identical terms, except for their Interest Rates, First Call Dates and the margin above the Mid-Market Swap Rate, as described further below. References to Contingent Capital Notes shall be construed as references to the relevant series of Contingent Capital Notes, as the context may require. References to “holders” and “beneficial owners” should be construed as references to holders and beneficial owners of each series of Contingent Capital Notes being offered, unless otherwise specified.

Issuer Rating	Ba1 / BBB- / BBB+ (Moody’s / S&P / Fitch)
Expected Issue Rating*	B / BB- (S&P / Fitch)
Pricing Date	August 5, 2015
Issue Date / Settlement Date	August 10, 2015 (T +3)

Page 1/18

Currency	U.S. Dollar
Perpetual Securities	The Contingent Capital Notes are perpetual securities and have no fixed maturity or fixed redemption date.
Issuer ordinary shares price	GBP 3.467
GBP/ USD Exchange Rate	1.560
Conversion Price	USD 3.606, subject to certain anti-dilution adjustments
Business Day Conversion Day Count Fraction	Following unadjusted 30/360
Global Co-ordinator and Structuring Advisor, Joint Bookrunner and Joint Lead Manager	RBS
Joint Bookrunners and Joint Lead Managers	BofA Merrill Lynch, Credit Suisse, Morgan Stanley
Co-Managers	BNP PARIBAS, CIBC, Citigroup, HSBC, ING, J.P. Morgan, Santander, Société Générale Corporate & Investment Banking

Page 2/18

Terms Specific to the 2020 Contingent Capital Notes
Interest Rates	From and including the Issue Date to but excluding August 10, 2020 (the “2020 Contingent Capital Notes First Call Date”), interest will accrue on the 2020 Contingent Capital Notes at an initial rate equal to 7.500% per annum. From and including each Reset Date to but excluding the next succeeding Reset Date, interest will accrue on the 2020 Contingent Capital Notes at a rate per annum equal to the sum of the then prevailing Mid-Market Swap Rate on the relevant Reset Determination Date and 5.80%, converted to a quarterly rate in accordance with market convention (rounded to two decimal places, with 0.005 being rounded down).
Issue Price	100.000%
Issue Size	USD 2,000,000,000
US Treasury Benchmark	1.625% due July 31, 2020
US Treasury Yield	1.645%
Re-offer Yield	7.500%
Semi-annual equivalent re-offer spread to US Treasury	5.930%
Underwriting Discount	1.000%
All-in Price	99.000%
Proceeds, before expenses, to the Issuer	USD 1,980,000,000
5 Year Mid Swap	1.774%
Semi-annual equivalent spread to 5 Year Mid Swap	580bps (using 7.572% semi-annual equivalent yield)
Reset Date	The 2020 Contingent Capital Notes First Call Date and every fifth anniversary thereafter.
ISIN	US780099CJ48
CUSIP	780099 CJ4

Page 3/18

Terms Specific to the 2025 Contingent Capital Notes
Interest Rates	From and including the Issue Date to but excluding August 10, 2025 (the “2025 Contingent Capital Notes First Call Date”), interest will accrue on the 2025 Contingent Capital Notes at an initial rate equal to 8.000% per annum. From and including each Reset Date to but excluding the next succeeding Reset Date, interest will accrue on the 2025 Contingent Capital Notes at a rate per annum equal to the sum of the then prevailing Mid-Market Swap Rate on the relevant Reset Determination Date and 5.72%, converted to a quarterly rate in accordance with market convention (rounded to two decimal places, with 0.005 being rounded down).
Issue Price	100.000%
Issue Size	USD 1,150,000,000
US Treasury Benchmark	2.125% due May 15, 2025
US Treasury Yield	2.270%
Re-offer Yield	8.000%
Semi-annual equivalent re-offer spread to US Treasury	5.810%
Underwriting Discount	1.000%
All-in Price	99.000%
Proceeds, before expenses, to the Issuer	USD 1,138,500,000
10 Year Mid Swap	2.357%
Semi-annual equivalent spread to 10 Year Mid Swap	572bps (using 8.081% semi-annual equivalent yield)
Reset Date	The 2025 Contingent Capital Notes First Call Date and every fifth anniversary thereafter.
ISIN	US780099CK11
CUSIP	780099 CK1

Page 4/18

Terms Common to Each Series of Contingent Capital Notes
Interest Payment Dates	Subject to the provisions set out below, the Contingent Capital Notes will bear interest from and including the Issue Date at the rates per annum set forth above, payable quarterly in arrear on March 31, June 30, September 30 and December 31 of each year (each, an “Interest Payment Date”), commencing on September 30, 2015.
Reset Determination Date	The second Business Day (as defined below) immediately preceding each Reset Date.
Mid-Market Swap Rate	The mid-market U.S. dollar swap rate Libor basis having a five-year maturity appearing on Bloomberg page “USD ISDA 05” (or such other page as may replace such page on Bloomberg, or such other page or service as may be nominated by the person providing or sponsoring the information appearing on such page for purposes of displaying comparable rates) as at approximately 11:00 a.m. (New York time) on the Reset Determination Date, as determined by the Calculation Agent. If such swap rate does not appear on such page (or such other page or service), the Mid-Market Swap Rate shall instead be determined by the Calculation Agent as being equal to the arithmetic mean expressed as a percentage and rounded, if necessary, to the nearest 0.001% (0.0005% being rounded upwards) of the quotations provided by the principal office of each of four major banks in the U.S. dollar swap rate market (which banks shall be selected by the Calculation Agent with the prior agreement of the Issuer not less than 20 calendar days prior to the Reset Determination Date) (the “Reference Banks”) of the rates at which swaps in U.S. dollars are offered by it at approximately 11.00 a.m. (New York time) (or thereafter on the Reset Determination Date, with the Calculation Agent acting on a best efforts basis) on the Reset Determination Date to participants in the U.S. dollar swap rate market for a five-year period. If the Mid-Market Swap Rate is still not determined on the relevant Reset Determination Date in accordance with the foregoing procedures, the Mid-Market Swap Rate shall be the mid-market U.S. dollar swap rate Libor basis having a five-year maturity that appeared on the most recent Bloomberg page “USD ISDA 05” (or such other page as may replace such page on Bloomberg, or such other page or service as may be nominated by the person providing or sponsoring the information appearing on such page for purposes of displaying comparable rates) that was last available prior to 11.00 a.m. (New York time) on the relevant Reset Determination Date, as determined by the Calculation Agent.
Regular Record Date	The regular record dates for the Contingent Capital Notes will be the 15th calendar day preceding each Interest Payment Date, whether or not such day is a Business Day (each, a “Record Date”). The term “Business Day” means any weekday, other than one on which banking institutions are authorised or obligated by law, regulation or executive order to close in London, England, or in New York City.
Interest Payments Discretionary	Interest on the Contingent Capital Notes will be due and payable only at the full discretion of the Issuer and the Issuer shall have sole and absolute discretion at all times and for any reason to cancel any interest payment in whole or in part that would otherwise be payable on any Interest Payment Date. If the Issuer does not make an interest payment on the Interest Payment Date, or if the Issuer elects to make a payment of a portion, but not all, of such interest payment, such non-payment shall evidence the Issuer’s exercise of discretion to cancel such interest payment, or the portion of such interest payment not paid, and accordingly such interest payment, or portion thereof, shall not be or become due and payable.
Restrictions on Interest Payments	The Issuer shall cancel any interest (or such interest shall be deemed to be cancelled) on the Contingent Capital Notes (or, as appropriate, any part thereof) which is scheduled to be paid on an Interest Payment Date if (a) the Issuer has an amount of Distributable Items (as defined below) on such scheduled Interest Payment Date that is less than the sum of (i) all payments (other than redemption payments which do not reduce Distributable Items) made or declared by the Issuer since the end of the Issuer’s latest financial year and prior to such Interest Payment Date on or in respect of any Parity Securities, the Contingent Capital Notes and any Junior Securities and (ii) all payments (other than redemption payments which do not reduce Distributable Items) payable by the Issuer on such Interest Payment Date (x) on the Contingent Capital Notes and (y) on or in respect of any Parity Securities or any Junior Securities, in the case of each of (i) and (ii), excluding any payments already accounted for in determining the Distributable Items; or (b) the Solvency Condition (as described below) is not (or would not be) satisfied in respect of such

Page 5/18

amounts payable on such Interest Payment Date.

“Distributable Items” means subject as otherwise defined in, and/or interpreted in accordance with, the Capital Regulations applicable to the Issuer from time to time, the amount of the Issuer’s profits at the end of the latest financial year plus any profits brought forward and reserves available for that purpose before distributions to holders of the Contingent Capital Notes, any Parity Securities and Junior Securities less any losses brought forward, profits which are non-distributable pursuant to the Companies Act 2006 (UK) (the “Companies Act”) or any other provisions of English law from time to time applicable to the Issuer or the Issuer’s Memorandum and Articles of Association from time to time (together, the Issuer’s “Articles of Association”) and sums placed to non-distributable reserves in accordance with the Companies Act or other provisions of English law from time to time applicable to the Issuer or the Issuer’s Articles of Association, those losses and reserves being determined on the basis of the Issuer’s individual accounts and not on the basis of the Issuer’s consolidated accounts.

“Junior Securities” means (i) any ordinary shares or other securities of the Issuer ranking, or expressed to rank, junior to the Contingent Capital Notes in a Winding-up or Administration Event (as defined under “—Ranking” below) and/or (ii) any securities issued by any other member of the Group where the terms of such securities benefit from a guarantee or support agreement entered into by the Issuer which ranks, or is expressed to rank, junior to the Contingent Capital Notes in a Winding-up or Administration Event.

“Parity Securities” means (i) the most senior ranking class or classes of non-cumulative preference shares in the capital of the Issuer from time to time and any other securities of the Issuer ranking, or expressed to rank, pari passu with the Contingent Capital Notes and/or such preference shares following a Winding-up or Administration Event and/or (ii) any securities issued by any other member of the Group where the terms of the securities benefit from a guarantee or support agreement entered into by the Issuer which ranks or is expressed to rank pari passu with the Contingent Capital Notes and/or such preference shares following a Winding-up or Administration Event.

Solvency Condition

Other than in the event of a Winding-up or Administration Event or in relation to the cash component of any Alternative Consideration (as defined in the prospectus supplement) in any Settlement Shares Offer, payments in respect of or arising under the Contingent Capital Notes (including any damages for breach of any obligations thereunder) are, in addition to the right of the Issuer to cancel payments of interest, conditional upon the Issuer being solvent at the time the relevant payment is due to be made and no principal, interest or other amount payable shall be due and payable in respect of, or arising from, the Contingent Capital Notes, except to the extent that the Issuer could make such payment and still be solvent immediately thereafter (such condition is referred to herein as the “Solvency Condition”).

For the purposes of determining whether the Solvency Condition is met, the Issuer shall be considered to be solvent at a particular point in time if:

(1) it is able to pay its debts as they fall due; and

(2) its Assets are at least equal to its Liabilities.

“Assets” means the unconsolidated gross assets of the Issuer, as shown in the latest published audited balance sheet of the Issuer, adjusted for subsequent events in such manner as the directors of the Issuer may determine.

“Liabilities” means the unconsolidated gross liabilities of the Issuer, as shown in the latest published audited balance sheet of the Issuer, adjusted for contingent liabilities and prospective liabilities and for subsequent events in such manner as the directors of the Issuer may determine.

An officer’s certificate (which shall only be required if the Issuer at the relevant time has not satisfied the Solvency Condition and is relying on that fact as the basis for not making an interest payment on the Contingent Capital Notes) as to the Issuer’s solvency shall, unless there is manifest error, be treated and accepted by the Issuer, the Trustee, any holder and beneficial owner as correct and sufficient evidence that the Solvency Condition is not satisfied. If the Issuer fails to make a payment because the Solvency Condition is not satisfied, this payment shall not be or become due and payable and shall be deemed cancelled.

Any payment of interest not due by reason of the provisions described above shall be deemed cancelled. See “—Agreement to Interest Cancellation” and “—Notice of Interest Cancellation”

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below.
Agreement to Interest Cancellation

By acquiring the Contingent Capital Notes, the holders and beneficial owners acknowledge and agree that:

(a) interest is payable solely at the discretion of the Issuer, and no amount of interest shall become due and payable in respect of the relevant interest period to the extent that it has been cancelled by the Issuer (in whole or in part) at its sole discretion and/or deemed cancelled (in whole or in part) as result of the Issuer having insufficient Distributable Items or failing to satisfy the Solvency Condition; and

(b) a cancellation or deemed cancellation of interest (in each case, in whole or in part) in accordance with the terms of the Indenture and the Contingent Capital Notes shall not constitute a default in payment or otherwise under the terms of the Contingent Capital Notes or the Indenture (as defined below).

Interest will only be due and payable on an Interest Payment Date to the extent it is not cancelled or deemed cancelled (in each case, in whole or in part) in accordance with the provisions described under “—Interest Payments Discretionary”, “—Restrictions on Interest Payments” and “—Solvency Condition” above. Any interest cancelled or deemed cancelled (in each case, in whole or in part) in the circumstances described above shall not be due and shall not accumulate or be payable at any time thereafter, and holders and beneficial owners shall have no rights thereto or to receive any additional interest or compensation as a result of such cancellation or deemed cancellation of interest in respect of the Contingent Capital Notes.

Notice of Interest Cancellation	If practicable, the Issuer will provide notice of any cancellation or deemed cancellation of interest (in each case, in whole or in part) to the holders of the Contingent Capital Notes through the Depository Trust Company (“DTC”) (or, if the Contingent Capital Notes are held in definitive form, to the holders of the Contingent Capital Notes directly at their addresses shown on the register for the Contingent Capital Notes) and to the Trustee directly on or prior to the relevant Interest Payment Date. Failure to provide such notice will have no impact on the effectiveness of, or otherwise invalidate, any such cancellation or deemed cancellation of interest (and accordingly, such interest will not be due and payable), or give the holders and beneficial owners of the Contingent Capital Notes any rights as a result of such failure.
Ranking

The Contingent Capital Notes will constitute direct, unsecured and subordinated obligations of the Issuer, ranking pari passu without any preference among themselves. The rights and claims of the holders and beneficial owners in respect of, or arising from, the Contingent Capital Notes (including any damages, if payable) will be subordinated to the claims of Senior Creditors.

If:

(1) an order is made, or an effective resolution is passed, for the winding up of the Issuer (excluding in any such case a solvent winding-up solely for the purpose of a reconstruction, amalgamation, reorganization, merger or consolidation of the Issuer, or the substitution in place of the Issuer of a successor in business of the Issuer, the terms of which have previously been approved by the Trustee or in writing by holders of not less than 2/3 (two thirds) in aggregate principal amount of the Contingent Capital Notes); or

(2) an administrator of the Issuer is appointed and such administrator gives notice that it intends to declare and distribute a dividend

(each, respectively, or together, a “Winding-up or Administration Event”), then (a) if any such events specified in (1) or (2) above occur before the date on which a Conversion Trigger Event occurs, there shall be payable by the Issuer in respect of each Contingent Capital Note (in lieu of any other payment by the Issuer) such amount, if any, as would have been payable to a holder or beneficial owner of Contingent Capital Notes if, on the day prior to the commencement of the winding-up of the Issuer or the notice by the administrator and thereafter, such holder or beneficial owner of Contingent Capital Notes were the holder of one of a class of Notional Preference Shares (as defined below) on the assumption that the amount that such holder or beneficial owner of Contingent Capital Notes was entitled to receive in respect of such Notional Preference Shares, on a return of assets in such Winding-up or Administration Event, was an amount equal to the principal amount of the relevant Contingent Capital Note, together with any Accrued Interest (as defined below) and any damages (if payable), regardless of whether the Solvency Condition is satisfied on the date upon which the same would otherwise be due and payable and (b) if any such

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events specified in paragraphs (1) or (2) above occur on or after the date on which a Conversion Trigger Event occurs but the Settlement Shares to be issued and delivered to the Settlement Share Depository on the Conversion Date have not been so delivered, there shall be payable by the Issuer in respect of each Contingent Capital Note (in lieu of any other payment by the Issuer) such amount, if any, as would have been payable to the holder or beneficial owner of such Contingent Capital Note in a Winding-up or Administration Event if the Conversion Date in respect of the Automatic Conversion had occurred immediately before the occurrence of a Winding-up or Administration Event (and, as a result, such holder or beneficial owner were the holder of such number of the Issuer’s ordinary shares as such holder or beneficial owner would have been entitled to receive on the Conversion Date, ignoring for this purpose the Issuer’s right to make an election for a Settlement Shares Offer to be effected), regardless of whether the Solvency Condition is satisfied on the date upon which the same would otherwise be due and payable.

“Senior Creditors” means creditors of the Issuer (i) who are unsubordinated creditors, (ii) whose claims are, or are expressed to be, subordinated (whether only in the event of a Winding-up or Administration Event or otherwise) to the claims of unsubordinated creditors of the Issuer but not further or otherwise, or (iii) who are subordinated creditors of the Issuer (whether as aforesaid or otherwise), other than those whose claims rank, or are expressed to rank, pari passu with, or junior to, the claims of holders of the Contingent Capital Notes and/or pari passu with or junior to any claims ranking pari passu with the claims of holders of the Contingent Capital Notes, in each case in a Winding-up or Administration Event occurring prior to a Conversion Trigger Event.

“commencement” means, in relation to the winding up of the Issuer, the date on which such winding up commences, or is deemed to commence, determined in accordance with Section 86 or 129 of the Insolvency Act 1986.

“Notional Preference Shares” means an actual or notional class of preference shares in the capital of the Issuer having an equal right to return of assets in the winding up or administration of the Issuer to, and so ranking pari passu with, the most senior class or classes of issued preference shares with non-cumulative dividends (if any) in the capital of the Issuer from time to time and which have a preferential right to a return of assets in the winding up or administration over, and so rank ahead of, all other classes of issued shares for the time being in the capital of the Issuer but ranking junior to the claims of Senior Creditors and junior to any notional class of preference shares in the capital of the Issuer which is referenced in any instrument of the Issuer for the purposes of determining a claim in the winding-up or administration of the Issuer and, as so referenced, (i) is expressed to have a preferential right to a return of assets in the Issuer’s winding-up or administration over the holders of all other classes of shares for the time-being in the capital of the Issuer and (ii) is not expressed to rank junior to any other notional class of preference shares in the capital of the Issuer.

Waiver of Right to Set-Off	By acquiring a Contingent Capital Note, each holder (and the Trustee acting on behalf of the holders) will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to such Contingent Capital Note or the Indenture (or between the Issuer’s obligations under or in respect of any Contingent Capital Note and any liability owed by a holder) that they (or the Trustee acting on their behalf) might otherwise have against the Issuer, whether before or during any Winding-Up or Administration Event. Notwithstanding the above, if any such rights and claims of any such holder (or the Trustee acting on behalf of any such holder) against the Issuer are discharged by set-off, such holder (or the Trustee acting on behalf of any such holder) will immediately pay an amount equal to the amount of such discharge to the Issuer or, in the event of a Winding Up or Administration Event, the liquidator or administrator (or other relevant insolvency official), as the case may be, on trust for Senior Creditors, and until such time as payment is made will hold a sum equal to such amount in trust for Senior Creditors, and accordingly such discharge shall be deemed not to have taken place.
Conversion Trigger Event

A “Conversion Trigger Event” shall occur at any point in time at which the CET1 Ratio (as defined below) is less than 7.00%.

Definitions:

“Capital Regulations” means, at any time, the laws, regulations, requirements, guidelines and policies of the PRA and/or the European Parliament or of the Council of the European Union relating to capital adequacy for credit institutions (including, without limitation, as to leverage) then in effect as applicable to the Issuer or the Regulatory Group (as defined below) including, without

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limitation to the generality of the foregoing, any delegated or implementing acts (such as regulatory technical standards) adopted by the European Commission and any regulations, requirements, guidelines and policies relating to capital adequacy adopted by the PRA from time to time (whether or not such requirements, guidelines or policies are applied generally or specifically to the Issuer or to the Regulatory Group).

“CET1 Capital” means the sum, expressed in pounds sterling, of all amounts that constitute Common Equity Tier 1 Capital of the Regulatory Group, less any deductions from Common Equity Tier 1 Capital of the Regulatory Group required to be made, in each case as calculated by the Issuer on a consolidated and fully loaded basis in accordance with the Capital Regulations applicable to the Regulatory Group as at that point in time (which calculation shall be binding on the Trustee and the holders of Contingent Capital Notes).

“CET1 Ratio” means the ratio of CET1 Capital to Risk Weighted Assets expressed as a percentage and on the basis that all measures used in such calculation shall be calculated on a fully loaded basis.

“Common Equity Tier 1 Capital” shall have the meaning ascribed to such term in CRD IV (as the same may be amended or replaced from time to time) as interpreted and applied in accordance with the Capital Regulations then applicable to the Regulatory Group.

“CRD IV” means, taken together, (i) the CRD IV Directive, (ii) the CRD IV Regulation and (iii) the Capital Regulations.

“CRD IV Directive” means Directive 2013/36/EU of the European Parliament and of the Council of June 26, 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC, and any successor directive.

“CRD IV Regulation” means Regulation (EU) No. 575/2013 of the European Parliament and of the Council of June 26, 2013 on prudential requirements for credit institutions and investment firms amending Regulation (EU) No. 648/2012, and any successor regulation.

“fully loaded” means, in relation to a measure that is presented or described as being on a “fully loaded basis” that such measure is calculated without applying the transitional provisions set out in Part Ten of the CRD IV Regulation (as may be amended from time to time).

“PRA” means the Prudential Regulation Authority or such other governmental authority having primary supervisory authority with respect to the prudential regulation of the Issuer’s business.

“Risk Weighted Assets” means the aggregate amount, expressed in pounds sterling, of the risk weighted assets of the Regulatory Group, as calculated by the Issuer on a consolidated and fully loaded basis in accordance with the Capital Regulations applicable to the Regulatory Group (which calculation shall be binding on the Trustee and holders of the Contingent Capital Notes) and where the term “risk weighted assets” means the risk weighted assets or total risk exposure amount, as calculated by the Issuer in accordance with the Capital Regulations applicable to the Regulatory Group as at that point in time.

Loss Absorption (Automatic Conversion)

Upon the occurrence of the Conversion Trigger Event, each Contingent Capital Note shall, on the Conversion Date, be converted in whole but not in part into ordinary shares credited as fully paid (the “Settlement Shares”) at the Conversion Price and in accordance with the terms set forth herein. The Settlement Shares shall be issued and delivered to the Settlement Share Depository (as defined in the prospectus supplement) (on behalf of the holders and beneficial owners) on the Conversion Date, in consideration for which all of the Issuer’s obligations under the Contingent Capital Notes shall be irrevocably and automatically released (the “Automatic Conversion”), and under no circumstances shall the Issuer’s released obligations be reinstated. The Contingent Capital Notes are not convertible at the option of the holders or beneficial owners at any time. Automatic Conversion shall not constitute a default under the Contingent Capital Notes.

On the Conversion Date, the Settlement Shares shall be issued and delivered by the Issuer to the Settlement Share Depository (except as otherwise provided in the supplemental Indenture and the Contingent Capital Notes) on terms permitting a Settlement Shares Offer and, provided the Settlement Shares are so issued and delivered, no holder of Contingent Capital Notes will have any rights against the Issuer with respect to the repayment of the principal amount of the Contingent Capital Notes or the payment of interest or any other amount on or in respect of such Contingent Capital Notes, which liabilities of the Issuer shall be automatically released. Accordingly, the principal amount of the Contingent Capital Notes shall equal zero at all times

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thereafter (although the Tradable Amount (as defined below) shall remain unchanged). Any interest in respect of an interest period ending on any Interest Payment Date falling between the Conversion Trigger Event and the Conversion Date shall be deemed to have been cancelled upon the occurrence of such Conversion Trigger Event and shall not be due and payable.

Provided that the Issuer issues and delivers the Settlement Shares to the Settlement Share Depository in accordance with the terms of the Contingent Capital Notes as described herein, with effect from and on the Conversion Date, holders and beneficial owners of the Contingent Capital Notes shall have recourse only to the Settlement Share Depository for the delivery to them of Settlement Shares, or, if they elect, American Depositary Shares represented by American Depositary Receipts (“ADSs”) or, if applicable, the Alternative Consideration (as defined in the prospectus supplement). Subject to the occurrence of a Winding-up or Administration Event on or following a Conversion Trigger Event, if the Issuer fails to issue and deliver the Settlement Shares upon Automatic Conversion to the Settlement Share Depository on the Conversion Date, a holder’s or beneficial owner’s only right under the Contingent Capital Notes will be to claim to have such Settlement Shares so issued and delivered.

The Settlement Shares to be issued and delivered shall (except where the Issuer has been unable to appoint a Settlement Share Depository) initially be registered in the name of the Settlement Share Depository, which, subject to a Settlement Shares Offer, shall hold such Settlement Shares on behalf of the holders and beneficial owners of Contingent Capital Notes. By virtue of its holding of any Contingent Capital Note, each holder and beneficial owner of a Contingent Capital Note shall be deemed to have irrevocably directed the Issuer to issue and deliver the Settlement Shares corresponding to the conversion of its holding of the Contingent Capital Notes to the Settlement Share Depository.

Following the issuance and delivery of the Settlement Shares to the Settlement Share Depository on the Conversion Date, the Contingent Capital Notes shall remain in existence until the applicable Cancellation Date (as defined in the prospectus supplement) for the sole purpose of evidencing the holder’s or beneficial owner’s right to receive Settlement Shares, or, if it elects, ADSs or the Alternative Consideration (as defined in the prospectus supplement), as the case may be, from the Settlement Share Depository.

Subject to the conditions described under “Description of the Contingent Capital Notes—Conversion—Conversion Procedures” in the prospectus supplement, the Settlement Shares, or, if a holder elects, ADSs or Alternative Consideration (as defined in the prospectus supplement) will be delivered to holders of the Contingent Capital Notes on the Settlement Date and the Contingent Capital Notes shall be cancelled on the Cancellation Date.

“Conversion Date” shall be the date specified in the Conversion Trigger Notice and shall occur without delay upon, and in any event within one month of, the occurrence of a Conversion Trigger Event.

“Conversion Trigger Notice” means the delivery by the Issuer of notice to the Trustee and the holders of Contingent Capital Notes following the occurrence of a Conversion Trigger Event without delay after such Conversion Trigger Event (and in any event within such period as the PRA may require). The date on which the Conversion Trigger Notice shall be deemed to have been given shall be the date on which it is dispatched by the Issuer to DTC (or if the Contingent Capital Notes are held in definitive form, to the holders of the Contingent Capital Notes directly). The Conversion Trigger Notice shall specify (i) that a Conversion Trigger Event has occurred and the CET1 Ratio resulting in such Conversion Trigger Event, (ii) the Conversion Date, (iii) the then-prevailing Conversion Price (which Conversion Price shall remain subject to any subsequent anti-dilution adjustment up to the Conversion Date), (iv) the contact details of any Settlement Share Depository, or, if the Issuer has been unable to appoint a Settlement Share Depository, such other arrangements for the issuance and/or delivery of the Settlement Shares, or, if the holder elects, ADSs or any Alternative Consideration to the holders of Contingent Capital Notes as it shall consider reasonable in the circumstances, (v) that the Issuer has the option, at its sole and absolute discretion, to elect that a Settlement Shares Offer be conducted and that, if the Issuer so elects, it will issue a Settlement Shares Offer Notice within ten (10) Business Days following the Conversion Date notifying the holders of the Contingent Capital Notes of its election; and (vi) the Suspension Date and that the Contingent Capital Notes shall remain in existence for the sole purpose of evidencing the holder’s or beneficial owner’s right to receive Settlement Shares, or, if elected, ADSs or the Alternative Consideration, as applicable, from the Settlement Share Depository and that the Contingent Capital Notes may continue to be transferable until the

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Suspension Date. “Tradable Amount” is the denomination of each book-entry interest.
Anti-dilution Provisions

Customary anti-dilution provisions related to:

•      consolidation, reclassification or subdivision of the ordinary shares of the Issuer

•       subject to certain exceptions, issue of ordinary shares credited as fully paid to the Issuer’s existing shareholders as a class by way of capitalisation of profits or reserves

•      issue of ordinary shares of the Issuer by way of rights at a price per ordinary share which is less than 95% of current market price per ordinary share on the effective date

•       the payment of extraordinary dividends

Agreement with Respect to Automatic Conversion	By its acquisition of the Contingent Capital Notes, each holder and beneficial owner shall be deemed to have (i) agreed to all the terms and conditions of the Contingent Capital Notes, including, without limitation, those related to (x) Automatic Conversion following a Conversion Trigger Event and (y) the appointment of the Settlement Share Depository, the issuance of the Settlement Shares to the Settlement Share Depository (or to the relevant recipient in accordance with the terms of the Contingent Capital Notes) and the potential sale of the Settlement Shares pursuant to a Settlement Shares Offer, and acknowledged that such events in (x) and (y) may occur without any further action on the part of the holders or beneficial owners of the Contingent Capital Notes or the Trustee, (ii) agreed that effective upon, and following, the Automatic Conversion, no amount shall be due and payable to the holders or beneficial owners of the Contingent Capital Notes, and the Issuer’s liability to pay any such amounts (including the principal amount of, or any interest in respect of, the Contingent Capital Notes) shall be automatically released, and the holders and beneficial owners shall not have the right to give a direction to the Trustee with respect to the Conversion Trigger Event and any related Automatic Conversion, (iii) waived, to the extent permitted by the Trust Indenture Act (as defined herein), any claim against the Trustee arising out of its acceptance of its Trusteeship under, and the performance of its duties, powers and rights in respect of, the Indenture and in connection with the Contingent Capital Notes, including, without limitation, claims related to or arising out of or in connection with a Conversion Trigger Event and/or any Automatic Conversion and (iv) authorised, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Contingent Capital Notes to take any and all necessary action, if required, to implement the Automatic Conversion without any further action or direction on the part of such holder or beneficial owner or the Trustee.
Settlement Shares Offer

In the Issuer’s sole and absolute discretion, within ten (10) Business Days following the Conversion Date, the Issuer may elect that the Settlement Share Depository (or an agent on its behalf) make an offer of all or some of the Settlement Shares to all or some of the Issuer’s ordinary shareholders upon Automatic Conversion, such offer to be at a cash price per Settlement Share that will be no less than the Conversion Price (translated from U.S. dollars into pounds sterling at the then-prevailing rate as determined by the Issuer in its sole discretion) subject to certain anti-dilution adjustments, as described under “Description of the Contingent Capital Notes—Anti-Dilution Adjustment of the Conversion Price” in the prospectus supplement (the “Settlement Shares Offer”). Such election shall be made through the delivery of a “Settlement Shares Offer Notice” to the Trustee directly and to the holders of the Contingent Capital Notes. If so elected, the Settlement Shares Offer Notice shall specify (i) the period of time for which the Settlement Shares Offer shall be made (the “Settlement Shares Offer Period”), which shall end no later than forty (40) Business Days after the delivery of the Settlement Shares Offer Notice, and (ii) the date on which DTC shall suspend all clearance and settlement of transactions in the Contingent Capital Notes in accordance with its rules and procedures (the “Suspension Date”), if the Suspension Date has not previously been specified in the Conversion Trigger Notice.

Upon expiry of the Settlement Shares Offer Period, the Settlement Share Depository will provide notice to the holders of Contingent Capital Notes of the composition of the Alternative Consideration (and of the deductions to the cash component, if any, of the Alternative Consideration (as set out in the definition of Alternative Consideration)) per $1,000 Tradable Amount of the Contingent Capital Notes. The Alternative Consideration will be held by the Settlement Share Depository on behalf of the holders of Contingent Capital Notes and will be delivered to holders of Contingent Capital Notes pursuant to the procedures set forth under “Description of the Contingent Capital Notes—Conversion—Settlement Shares Offer” in the

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prospectus supplement.

The cash component of any Alternative Consideration shall be payable by the Settlement Share Depository to the holders of Contingent Capital Notes whether or not the Solvency Condition is satisfied.

Agreement with Respect to Any Settlement Shares Offer	By its acquisition of the Contingent Capital Notes, each holder and beneficial owner of the Contingent Capital Notes acknowledges and agrees that if the Issuer elects, in its sole and absolute discretion, that a Settlement Shares Offer be conducted by the Settlement Share Depository, such holder and beneficial owner shall be deemed to have: (i) irrevocably consented to any Settlement Shares Offer and, notwithstanding that such Settlement Shares are held by the Settlement Share Depository on behalf of the holders of the Contingent Capital Notes, to the Settlement Share Depository using the Settlement Shares delivered to it to settle any Settlement Shares Offer; (ii) irrevocably consented to the transfer of the beneficial interest it holds in the Settlement Shares delivered upon Automatic Conversion to the Settlement Share Depository or to one or more purchasers identified by the Settlement Share Depository in connection with the Settlement Shares Offer; (iii) irrevocably agreed that the Issuer and the Settlement Share Depository may take any and all actions necessary to conduct the Settlement Shares Offer in accordance with the terms of the Contingent Capital Notes; and (iv) irrevocably agreed that none of the Issuer, the Trustee or the Settlement Share Depository shall, to the extent permitted by applicable law, incur any liability to the holders or beneficial owners of the Contingent Capital Notes in respect of the Settlement Shares Offer (except for the obligations of the Settlement Share Depository in respect of the holders’ and beneficial owners’ entitlement to, and subsequent delivery of, any Alternative Consideration).
Agreement with Respect to the Exercise of U.K. Bail-in Power

Notwithstanding any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the Contingent Capital Notes, by its acquisition of the Contingent Capital Notes, each holder and each beneficial owner of the Contingent Capital Notes acknowledges, accepts, agrees to be bound by and consents to the exercise of any U.K. bail-in power (as defined below) by the relevant U.K. resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Contingent Capital Notes;(ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Contingent Capital Notes into ordinary shares or other securities or other obligations of the Issuer or another person; and/or (iii) the amendment of the amount of interest due on the Contingent Capital Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. bail-in power may be exercised by means of variation of the terms of the Contingent Capital Notes solely to give effect to the exercise by the relevant UK resolution authority of such UK bail-in power. With respect to (i), (ii) and (iii) above, references to principal and interest shall include payments of principal and interest that have become due and payable but which have not been paid, prior to the exercise of any U.K. bail-in power. Each holder and each beneficial owner of the Contingent Capital Notes further acknowledges and agrees that the rights of the holders and/or beneficial owners under the Contingent Capital Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.

For these purposes, a “U.K. bail-in power” is any write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to the Issuer or other members of the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms and/or within the context of a U.K. resolution regime under the Banking Act 2009, as the same has been or may be amended from time to time (whether pursuant to the Banking Reform Act 2013, secondary legislation or otherwise), pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, amended, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (and a reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. bail-in power).

Repayment of Principal and Payment of Interest After Exercise of UK Bail-	No payment of principal following any proposed redemption of the Contingent Capital Notes or payment of interest on the Contingent Capital Notes shall become due and payable after the exercise of any UK bail-in power by the relevant UK resolution authority unless, at the time that

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in Power	such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by the Issuer under the laws and regulations of the United Kingdom and the EU applicable to the Issuer and the Group.
Optional Redemption	The Contingent Capital Notes will, subject to the satisfaction of the conditions described under “—Pre-conditions to Redemptions and Repurchases” below be redeemable in whole but not in part, at the option of the Issuer and in its sole discretion on the applicable First Call Date or on any Reset Date thereafter at 100% of their principal amount, together with any accrued and unpaid interest on the Contingent Capital Notes, excluding any interest which has been cancelled or deemed to be cancelled in accordance with the terms of the Contingent Capital Notes (“Accrued Interest”), to but excluding the date fixed for redemption.
Redemption for Tax Reasons

If at any time a Tax Event has occurred and is continuing, the Issuer may, subject to the satisfaction of the conditions described under “—Pre-conditions to Redemptions and Repurchases” below, at its option and in its sole discretion redeem the Contingent Capital Notes, in whole but not in part, at any time at 100% of their principal amount together with any Accrued Interest to, but excluding, the date fixed for redemption.

A “Tax Event” will be deemed to have occurred with respect to the Contingent Capital Notes if, at any time, the Issuer shall determine that, as a result of any change in, or amendment to, the laws or regulations of the U.K. or any political subdivision or any authority thereof or therein having power to tax (including any treaty to which the U.K. or any political subdivision or any authority thereof or therein is a party), or any change in the official application of such laws or regulations (including a decision of any court or tribunal or the application by any tax authority), which change or amendment becomes effective or applicable, or, in the case of a change in or amendment to law, where such change or amendment is enacted by a UK Act of Parliament or by a Statutory Instrument, if such UK Act of Parliament or Statutory Instrument is enacted, on or after the Issue Date:

(a)        in making a payment under the Contingent Capital Notes in respect of interest, the Issuer has or will or would on the next Interest Payment Date become obligated to pay Additional Amounts;

(b)        a payment of interest on the next Interest Payment Date in respect of any of the Contingent Capital Notes would be treated as a “distribution” within the meaning of Section 1000 of the U.K. Corporation Tax Act 2010 (or any statutory modification or re-enactment thereof for the time being);

(c)        the Issuer would not be entitled to claim a deduction in respect of a payment of interest payable on the next Interest Payment Date in computing its U.K. taxation liabilities (or the value of such deduction to the Issuer would be materially reduced);

(d)        as a result of the Contingent Capital Notes being in issue, the Issuer would not be able to have losses or deductions (including in respect of a payment of interest on the Contingent Capital Notes) set against the profits or gains, or profits or gains offset by losses or deductions, of companies with which it is or would otherwise be grouped for applicable U.K. tax purposes (whether under the group relief system current as at the date of issue of the Contingent Capital Notes or any similar system or systems having like effect as may exist from time to time);

(e)        a future write-down of the principal amount of the Contingent Capital Notes or conversion of the Contingent Capital Notes into ordinary shares would result in a U.K. tax liability, or income, profit or gain being treated for U.K. tax purposes as accruing, arising or being received;

(f)         the Contingent Capital Notes would no longer be treated as loan relationships for U.K. tax purposes; or

(g)        the Contingent Capital Notes or any part thereof would be treated as a derivative or an embedded derivative for U.K. tax purposes,

in each case, the effect of which cannot be avoided by the Issuer taking reasonable steps available to it.

Redemption for a Capital Disqualification Event	If at any time a Capital Disqualification Event occurs and is continuing, the Issuer may, subject to the satisfaction of the conditions described under “—Pre-conditions to Redemptions and

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Repurchases” below, at its option and in its sole discretion, redeem the Contingent Capital Notes, in whole but not in part, at any time at 100% of their principal amount together with any Accrued Interest to, but excluding, the date fixed for redemption.

A “Capital Disqualification Event” shall occur if the Issuer determines that, as a result of any amendment to, or change in the regulatory classification of the Contingent Capital Notes under the Capital Regulations (or official interpretation thereof), in any such case becoming effective on or after the Issue Date, the Contingent Capital Notes are (or are likely to be) fully excluded from the Tier 1 Capital (as defined in the Capital Regulations) of the Issuer and/or the Regulatory Group.

“Regulatory Group” means the Issuer, its subsidiary undertakings, participations, participating interests and any subsidiary undertakings, participations or participating interests held (directly or indirectly) by any of its subsidiary undertakings from time to time and any other undertakings from time to time consolidated with it for regulatory purposes, in each case in accordance with the rules and guidance of the PRA then in effect.

Repurchases of the Contingent Capital Notes	Subject to the pre-conditions set forth under “Pre-conditions to Redemptions and Repurchases” below, the Issuer may at any time and from time to time and to the extent not prohibited by CRD IV, repurchase beneficially or procure others to repurchase beneficially for its account the Contingent Capital Notes in the open market, by tender or by private agreement, in any manner and at any price or at differing prices.
Cancellation	Contingent Capital Notes purchased or otherwise acquired by the Issuer may be (i) held, (ii) resold or (iii) at the Issuer’s sole discretion, surrendered to the Trustee for cancellation (in which case all Contingent Capital Notes so surrendered will forthwith be cancelled in accordance with applicable law and thereafter may not be reissued or resold).
Pre-conditions to Redemptions and Repurchases

Any redemption or repurchase of the Contingent Capital Notes by the Issuer is subject (except to the extent that the PRA no longer so requires) to the Issuer having met the following conditions:

(1) It has notified the PRA of its intention to do so at least one month (or such other, longer or shorter period, as the PRA may then require or accept) before the Issuer becomes committed to the proposed redemption or repurchase; and

(2) the PRA having granted permission for the Issuer to make any such redemption or repurchase of the Contingent Capital Notes upon a satisfactory finding that either:

(i) on or before such redemption or repurchase of any of the Contingent Capital Notes, the Issuer replaces such Contingent Capital Notes with own funds instruments (as defined by the Capital Regulations) of an equal or higher quality on terms that are sustainable for its income capacity; or

(ii) the Issuer has demonstrated to the satisfaction of the PRA that its Tier 1 Capital and Tier 2 Capital (as defined by the Capital Regulations) would, following such redemption or repurchase, exceed the capital ratios required under the CRD IV Regulation and the combined buffer requirement defined in the CRD IV Directive by a margin that the PRA may consider necessary on the basis set out in the CRD IV Directive for it to determine the appropriate level of capital of an institution; and

(3) no Conversion Trigger Notice has been delivered; and

(4) we have complied with any alternative or additional pre-conditions as set out in the relevant Capital Regulations and/or required by the PRA as a prerequisite to its consent to such redemptions or repurchases, at the time.

In addition, as of the date hereof, under the CRD IV rules, the Issuer may only redeem the Contingent Capital Notes before five years after the date of issuance of the Contingent Capital Notes, provided that (except to the extent that the PRA no longer so requires) the following conditions are met:

(a) the pre-conditions listed in (1), (2),(3) and (4) above are met; and

(b) in the case of redemption due to the occurrence of a Capital Disqualification Event, as described under “—Redemption for a Capital Disqualification Event” above (i) the PRA considers such change to be sufficiently certain and (ii) the Issuer demonstrates to the satisfaction of the PRA that the Capital Disqualification Event was not reasonably foreseeable at the time of the issuance of the Contingent Capital Notes; or

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(c) in the case of redemption due to the occurrence of a Tax Event as described under “---Redemption for Tax Reasons” above, the Issuer demonstrates to the satisfaction of the PRA that a Tax Event is material and was not reasonably foreseeable at the time of issuance of the Contingent Capital Notes.
Payment of Additional Amounts	The Issuer will pay additional amounts in respect of any withholding or deduction imposed in respect of payments of interest only (and not principal) on the Contingent Capital Notes subject to certain exemptions as described under “Description of the Contingent Capital Notes—Additional Amounts” in the prospectus supplement.
Additional Issuances	The Issuer may, from time to time, without the consent of the holders of the applicable series of the Contingent Capital Notes, issue additional Contingent Capital Notes of such series under its Indenture, having the same ranking and same interest rate, interest cancellation terms, redemption terms, conversion price and other terms as the applicable series of Contingent Capital Notes described in the prospectus supplement, other than the price to the public and issue date of such Contingent Capital Notes. There is no limitation on the amount of Contingent Capital Notes or other debt securities that the Issuer may issue under the applicable Indenture, and there is no restriction on the Issuer issuing securities that may have similar, or different conversion trigger event provisions to the Contingent Capital Notes or no conversion trigger events. Any such additional Contingent Capital Notes of the applicable series, together with the Contingent Capital Notes of such series offered by the prospectus supplement, shall rank equally and ratably with such Contingent Capital Notes in all respects, so that any such further Contingent Capital Notes of such series shall be consolidated and form a single series with such Contingent Capital Notes.
Enforcement Events and Remedies

There are no events of default under the Contingent Capital Notes. In addition, under the terms of the Indenture neither the Automatic Conversion, the exercise of the U.K. bail-in power by the relevant U.K. resolution authority nor a write-down of the Contingent Capital Notes upon the occurrence of a Conversion Trigger Event following a Non-Qualifying Takeover Event with respect to the Contingent Capital Notes will be an Enforcement Event.

Each of the following is an “Enforcement Event”:

(1) the occurrence of a Winding up or Administration Event prior to the occurrence of a Conversion Trigger Event;

(2) non-payment of principal when due as further described below; or

(3) breach of a Performance Obligation

The occurrence of a Winding-up or Administration Event prior to the occurrence of a Conversion Trigger Event

If a Winding-up or Administration Event occurs prior to the occurrence of a Conversion Trigger Event, subject to the subordination provisions described herein, the principal amount of the Contingent Capital Notes will become immediately due and payable. For the avoidance of doubt, as the principal amount of the Contingent Capital Notes will become immediately due and payable upon such a Winding-up or Administration Event, neither the Trustee nor the holders of the Contingent Capital Notes are required to declare such principal amount to be due and payable.

Non-payment of principal when due

Subject to the satisfaction of any redemption conditions described herein, if the Issuer does not make payment of principal in respect of the Contingent Capital Notes for a period of fourteen (14) calendar days or more after the date on which such payment is due, then the Trustee, on behalf of the holders and beneficial owners of the Contingent Capital Notes, may, at its discretion, or shall at the direction of holders of 25% of the aggregate principal amount of outstanding Contingent Capital Notes, subject to any applicable laws, institute proceedings for the winding up of the Issuer. In the event of a winding-up or liquidation of the Issuer, whether or not instituted by the Trustee, the Trustee may prove the claims of the holders and beneficial owners of the Contingent Capital Notes and the Trustee in the winding up proceeding of the Issuer and/or claim in the liquidation of the Issuer, such claims as set out under “—Ranking” above. For the avoidance of doubt, the Trustee may not declare the principal amount of any outstanding Contingent Capital Notes to be due and payable and may not pursue any other legal remedy, including a judicial proceeding for the collection of the sums due and unpaid on the Contingent Capital Notes.

Breach of a Performance Obligation

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In the event of a breach of any term, obligation or condition binding on the Issuer under the Contingent Capital Notes or the Indenture (other than any payment obligation of the Issuer under or arising from the Contingent Capital Notes or the Indenture, including payment of any principal or interest, including any damages awarded for breach of any obligations) (a “Performance Obligation”); the Trustee may without further notice institute such proceedings against the Issuer as it may think fit to enforce the Performance Obligation, provided that the Issuer shall not by virtue of the institution of any such proceedings be obliged to pay any sum or sums, in cash or otherwise (including any damages) earlier than the same would otherwise have been payable under the Contingent Capital Notes or the Indenture.

No other remedies

Other than the limited remedies specified above, no remedy against the Issuer shall be available to the Trustee (acting on behalf of the holders of the Contingent Capital Notes) or to the holders and beneficial owners of the Contingent Capital Notes, provided that (1) the Trustee shall have such powers as are required to be authorised to it under the Trust Indenture Act (as defined herein) in respect of the rights of the holders and beneficial owners under the provisions of the Indenture, and (2) nothing shall impair the rights of a holder or beneficial owner of the Contingent Capital Notes under the Trust Indenture Act, absent such holder’s or beneficial owner’s consent, to sue for any payment due but unpaid in respect of the Contingent Capital Notes, provided that, in the case of (1) and (2), any payments in respect of, or arising from, the Contingent Capital Notes including any payments or amounts resulting or arising from the enforcement of any rights under the Trust Indenture Act in respect of the Contingent Capital Notes shall be subject to the provisions of the Indenture. For the avoidance of doubt, such limitations shall not apply to the obligations of the Issuer to pay the fees and expenses of, and to indemnify, the Trustee, and the Trustee’s rights to apply money collected to first pay its fees and expenses shall not be subject to the subordination provisions set forth in the Indenture.

Form	Registered; settlement in DTC
Minimum Denomination	The Contingent Capital Notes will be issued only in registered form in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof.
Listing	Application has been made to The Irish Stock Exchange plc (the “Irish Stock Exchange”) for each series of Contingent Capital Notes to be admitted to the Official List and to trading on the Global Exchange Market, which is the exchange regulated market of the Irish Stock Exchange.
Governing Law	The Contingent Capital Notes and the Indenture will be governed by, and construed in accordance with the laws of New York and the Trust Indenture Act, except that the subordination provisions and the waiver of the right to set-off by the holders of the Contingent Capital Notes and by the Trustee acting on behalf of the holders with respect to the Contingent Capital Notes will be governed by, and construed in accordance with the laws of Scotland.
Automatic Conversion and PONV Risk Factors	Risk Factors regarding Automatic Conversion and the application of the U.K. bail-in power are included in the prospectus supplement.
Form of Offering	SEC Registered Global
Selling Restrictions

The Contingent Capital Notes discussed in this document are complex financial instruments and are not a suitable or appropriate investment for all investors. In some jurisdictions, regulatory authorities have adopted or published laws, regulations or guidance with respect to the offer or sale of securities such as the Contingent Capital Notes to retail investors.

In particular, in August 2014, the U.K. Financial Conduct Authority (the “FCA”) published the Temporary Marketing Restriction (Contingent Convertible Securities) Instrument 2014 (the “TMR”), which took effect on October 1, 2014, and, in June 2015, published the Product Intervention (Contingent Convertible Instruments and Mutual Society Shares) Instrument 2015, which will replace the TMR from October 1, 2015 (the “PI”).

Under the rules set out in the TMR (as amended or replaced from time to time, the “TMR Rules”) and in the PI (as amended or replaced from time to time, the “PI Rules” and, together with the TMR Rules, the “MR Rules”):

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(1) certain contingent write-down or convertible securities (including any beneficial interests therein), such as the Contingent Capital Notes, must not be sold to retail clients in the EEA; and

(2) (a) until October 1, 2015, nothing may be done that would or might result in the buying of such securities (or the holding of a beneficial interest in such securities) by a retail client in the EEA (in each case within the meaning of the TMR Rules) or

(b) from October 1, 2015, there must not be any communication or approval of an invitation or inducement to participate in, acquire or underwrite such securities (or the beneficial interest in such securities) where that invitation or inducement is addressed to or disseminated in such a way that it is likely to be received by a retail client in the EEA (in each case, within the meaning of the PI Rules), other than in accordance with the limited exemptions set out in the applicable MR Rules.

The Underwriters are required to comply with the applicable MR Rules, or, if not subject to the MR Rules, they will comply with them as if they were subject to the applicable MR Rules. By purchasing, or making or accepting an offer to purchase, any Contingent Capital Notes (or a beneficial interest in such Contingent Capital Notes) from the Issuer and/or the Underwriters, each prospective investor represents, warrants, agrees with and undertakes to the Issuer and each of the Underwriters that:

(1) it is not a retail client in the EEA (as defined in the applicable MR Rules);

(2) whether or not it is subject to the MR Rules, it will not

(a) sell or offer the Contingent Capital Notes (or any beneficial interest therein) to retail clients in the EEA or

(b) either (i) until October 1, 2015, do anything (including the distribution of this document) that would or might result in the buying of the Contingent Capital Notes or the holding of a beneficial interest in the Contingent Capital Notes by a retail client in the EEA (in each case within the meaning of the TMR Rules) or (ii) from October 1, 2015, communicate (including the distribution of this document) or approve an invitation or inducement to participate in, acquire or underwrite the Contingent Capital Notes (or any beneficial interests therein) where that invitation or inducement is addressed to or disseminated in such a way that it is likely to be received by a retail client in the EEA (in each case within the meaning of the PI Rules), and with respect to (i) and (ii) in any such case other than (x) in relation to any sale or offer to sell the Contingent Capital Notes (or any beneficial interests therein) to a retail client in or resident in the United Kingdom, in circumstances that do not and will not give rise to a contravention of the applicable MR Rules by any person and/or (y) in relation to any sale or offer to sell the Contingent Capital Notes (or any beneficial interests therein) to a retail client in any EEA member state other than the United Kingdom, where (A) it has conducted an assessment and concluded that the relevant retail client understands the risks of an investment in the Contingent Capital Notes (or such beneficial interests therein) and is able to bear the potential losses involved in an investment in the Contingent Capital Notes (or such beneficial interests therein) and (B) it has at all times acted in relation to such sale or offer in compliance with the Markets in Financial Instruments Directive (2004/39/EC) (“MiFID”) to the extent it applies to it or, to the extent MiFID does not apply to it, in a manner which would be in compliance with MiFID if it were to apply to it; and

(3) it will at all times comply with all applicable laws, regulations and regulatory guidance (whether inside or outside the EEA) relating to the promotion, offering, distribution and/or sale of the Contingent Capital Notes (or any beneficial interests therein), including (without limitation) any such laws, regulations and regulatory guidance relating to determining the appropriateness and/or suitability of an investment in the Contingent Capital Notes (or any beneficial interests therein) by investors in any relevant jurisdiction.

Where acting as agent on behalf of a disclosed or undisclosed client when purchasing, or making

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or accepting an offer to purchase, any Contingent Capital Notes (or any beneficial interests therein) from the Issuer and/or the Underwriters the foregoing representations, warranties, agreements and undertakings will be given by and be binding upon both the agent and its underlying client.

*The security ratings above are not a recommendation to buy, sell or hold the Contingent Capital Notes offered hereby. The ratings may be subject to revision or withdrawal at any time by S&P or Fitch.

The securities referred to in this free writing prospectus are not intended to be sold and should not be sold to retail clients in the European Economic Area, as defined in the rules set out in the Temporary Marketing Restriction (Contingent Convertible Securities) Instrument 2014 or the Product Intervention (Contingent Convertible Instruments and Mutual Society Shares) Instrument 2015, as amended or replaced from time to time, other than in circumstances that do not and will not give rise to a contravention of those rules by any person.

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the Issuer or any underwriter participating in the offering will arrange to send you the prospectus at no charge if you request it by calling RBS Securities Inc. toll-free at 1-866-884-2071, calling Credit Suisse Securities (USA) LLC toll-free at 1-800-221-1037, contacting Merrill Lynch, Pierce, Fenner & Smith Incorporated at 222 Broadway, New York, NY 10038, Attn: Prospectus Department (email: dg.prospectus_requests@baml.com) and calling Morgan Stanley & Co. LLC toll-free at 1-866-718-1649.

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ANNEX III

FORM OF OPINIONS OF
DAVIS POLK & WARDWELL LONDON LLP, U.S. COUNSEL AND U.K. TAX COUNSEL
FOR THE COMPANY

[Form of U.S. Opinion]

To be included as a Statement of Fact before the opinion: The Registration Statement became effective under the 1933 Act and the Indenture qualified under the Trust Indenture Act upon the filing of the Registration Statement with the Commission on 1 April, 2015 pursuant to Rule 462(e).

Based upon the foregoing, we are of the opinion that:

1.                  Assuming that the Underwriting Agreement has been duly authorized, executed and delivered by the Company insofar as Scots law is concerned, the Underwriting Agreement has been duly executed and delivered by the Company.

2.                  Assuming that the Indenture has been duly authorized, executed and delivered by the Company insofar as Scots law is concerned, the Indenture has been duly executed and delivered by the Company, and the Indenture (other than the terms governed by Scots law as to which we express no opinion) is a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and may be subject to possible judicial actions giving effect to governmental actions or foreign laws affecting creditors’ rights.

3.                  Assuming that the Contingent Capital Notes have been duly authorized, executed and delivered by the Company insofar as Scots law is concerned, the Contingent Capital Notes (other than the terms governed by Scots law as to which we express no opinion), when the Contingent Capital Notes are executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and may be subject to possible judicial actions giving effect to governmental actions or foreign laws affecting creditors’ rights, and will be entitled to the benefits of the Indenture (other than the terms governed by Scots law as to which we express no opinion) pursuant to which such Contingent Capital Notes are to be issued.

4.                  Assuming that each of the Underwriting Agreement and the Indenture has been duly authorized, executed and delivered by the Company insofar as Scots law is concerned, under the laws of the State of New York relating to personal jurisdiction, the Company has, pursuant to Section 14 of the Underwriting Agreement and Section 1.14 of the Base Indenture, validly and irrevocably submitted to the personal jurisdiction of any New York state or United

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States federal court located in the State of New York, Borough of Manhattan, the City of New York (each a “New York Court”), in any action arising out of or relating to the Underwriting Agreement and the Indenture or the transactions contemplated thereby, has validly and irrevocably waived to the fullest extent it may effectively do so, any objection to the venue of a proceeding in any such New York Court, and has validly and irrevocably appointed CT Corporation System as its authorized agent for the purposes described in Section 14 of the Underwriting Agreement and Section 1.14 of the Base Indenture; and service of process effected on such agent in the manner set forth in Section 14 of the Underwriting Agreement and Section 1.14 of the Base Indenture will be effective to confer valid personal jurisdiction on the Company.

5.                  The Company is not and, after giving effect to the offering and sale of the Contingent Capital Notes and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an investment company as such term is defined in the Investment Company Act of 1940, as amended.

6.                  The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement, the Indenture and the Contingent Capital Notes (collectively, the “Documents”), will not contravene any provision of the laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated thereby, provided that we express no opinion as to federal or state securities laws.

7.                  No consent, approval, authorization or order of, or qualification with, any governmental body or agency under the laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Documents is required for the execution, delivery and performance by the Company of its obligations under the Documents, except such as may be required under federal or state securities or Blue Sky laws as to which we express no opinion.

8.                  The choice of Scots law as the proper law to govern the provisions contained in Sections 5.03(b) and 12.01 of the Base Indenture and Sections 5.01 and 5.02 of the First Supplemental Indenture (in relation to (i) waiver of the right to set-off by the Holders and by the Trustee acting on behalf of the Holders and (ii) subordination) and the corresponding provisions in the Contingent Capital Notes should be upheld as a valid choice of law by a New York Court and applied by such courts in proceedings relating to the obligations of the parties under the Indenture and the Contingent Capital Notes, unless the application of Scots law would contravene the public policy of the State of New York or U.S. federal law. We are not aware of any public policy of the State of New York or of U.S. federal law that would be impugned by the enforcement of the express provisions of these provisions of the Indenture. For the purposes of this paragraph, we have assumed that consent to the choice of law provisions contained in Section 1.12 of the Base Indenture and Section 8.07 of the First Supplemental Indenture was not obtained from any party to the Indenture by improper means or mistake, that the legal questions as to Scots law at issue in any suit or proceeding with regard to the Indenture would be governed by principles that had been considered and decided under Scots law before initiation of such suit

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or proceeding, and thus would not be questions of first impression for a Scottish court and that a Scottish court would itself enforce the choice of law provisions contained in Section 1.12 of the Base Indenture and Section 8.07 of the First Supplemental Indenture.

We have considered the statements included in the Prospectus under the caption “Description of Contingent Convertible Securities” and in the Disclosure Package and the Prospectus under the caption “Description of the Contingent Capital Notes” insofar as they summarize provisions of the Indenture and the Contingent Capital Notes. In our opinion, such statements fairly summarize these provisions in all material respects. The statements included in the Prospectus Supplement under the caption “U.K. and U.S. Federal Tax Consequences” insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, fairly and accurately summarize the matters referred to therein in all material respects.

Form of U.K. Tax Opinion

On the basis of our examination of the documents listed in the Schedule to this opinion and the other matters referred to in this opinion, and subject to the assumptions set out in this opinion and any matters not disclosed to us, we are of the opinion that:

1.	The statements in the Prospectus Supplement under the section headed “U.K. and U.S. Federal Tax Consequences”, insofar as such statements constitute a general summary of both current United Kingdom tax law and generally published practice of H.M. Revenue and Customs relevant to the issue of the Contingent Capital Notes, fairly and accurately summarise the matters referred to therein.

2.	No United Kingdom stamp duty or stamp duty reserve tax, capital duty, registration or other issue or documentary taxes (“UK stamp taxes”) should be payable by the Underwriters on (A) the creation, issue or delivery by, or on behalf of, the Company of the Contingent Capital Notes provided that (i) the Contingent Capital Notes comprise “regulatory capital securities” for the purposes of The Taxation of Regulatory Capital Securities Regulations 2013 (the “Regulations”) and there are no arrangements the main purpose, or one of the main purposes, of which is to obtain a tax advantage for any person as a result of the application of the Regulations in respect of any Contingent Capital Note, as contemplated in regulation 8 of the Regulations, or (ii) no Underwriter is a person falling within any of Sections 93(2), 93(3) or 96(1) of the Finance Act 1986 and any other person falling within any of Sections 93(2), 93(3) or 96(1) of the Finance Act 1986 to whom the Contingent Capital Notes are issued does not seek to pass on the cost of any UK stamp taxes falling on them to any Underwriter; or (B) the execution and delivery of the Pricing Agreement or the Underwriting Agreement.

3.	No United Kingdom value added tax should be payable by the Underwriters on their underwriting commissions under the Underwriting Agreement.

4.	Payments of interest by the Company in respect of the Contingent Capital Notes may be made without withholding or deduction for or on account of United Kingdom tax, provided that (i) the Contingent Capital Notes comprise “regulatory capital securities” for

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the purposes of the Regulations and there are no arrangements the main purpose, or one of the main purposes, of which is to obtain a tax advantage for any person as a result of the application of the Regulations in respect of any Contingent Capital Note, as contemplated in regulation 8 of the Regulations, or (ii) the Contingent Capital Notes are listed on a “recognised stock exchange” within the meaning of Section 1005 of the Income Tax Act 2007 at the time of payment. The Global Exchange Market of the Irish Stock Exchange is a “recognised stock exchange” for the purposes of Section 1005.

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FORM OF 10b-5 LETTER OF
DAVIS POLK & WARDWELL LONDON LLP, U.S. COUNSEL
FOR THE COMPANY

On the basis of the information gained in the course of the performance of the services rendered above, but without independent check or verification except as stated:

1.             The Registration Statement and the Prospectus appear on their face to be appropriately responsive in all material respects to the requirements of the 1933 Act and the applicable rules and regulations of the Commission thereunder; and

2.             Nothing has come to our attention that causes us to believe that, insofar as relevant to the offering of the Contingent Capital Notes:

a.	on the date of the Underwriting Agreement, the Registration Statement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

b.	at the Applicable Time the Disclosure Package contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

c.	the Prospectus as of the date of the Underwriting Agreement or as of the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In providing this letter to you and the other several Underwriters, we have not been called to pass upon, and we express no view regarding: (1) the financial statements or financial schedules or other financial or accounting data included in the Registration Statement, the Disclosure Package or the Prospectus or (2) the Statement of Eligibility of the Trustee on Form T-1. It is understood, for the purpose of this letter, that any data furnished in accordance with “Guide 3.  Statistical Disclosure by Bank Holding Companies” under the 1933 Act and the pro forma accounts of the Company is financial data. In addition, we express no view as to the conveyance of the Disclosure Package or the information contained therein to investors.

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ANNEX IV

FORM OF OPINION OF

CMS Cameron McKenna LLP, SCOTTISH SOLICITORS
TO THE COMPANY

Based upon and subject to the foregoing and subject to the qualifications set out below and to any matters not disclosed to us, it is our opinion that so far as the present law of Scotland is concerned:

(1)	The Company has been duly incorporated in Great Britain as a limited liability company and is validly registered under the law of Scotland, is not in liquidation, and has the corporate power and authority under such law to conduct its business as described in the Prospectus and/or the Prospectus Supplement.

(2)	The Contingent Capital Notes (in global or definitive form) (when executed by the Company in accordance with the Indenture), insofar as Scots law governs the formalities of execution and delivery thereof, will have been duly executed by or on behalf of the Company, and (upon their issue, authentication and delivery in accordance with the terms of the Pricing Agreement, the Underwriting Agreement and the Indenture) will have been duly issued and delivered, and they will constitute legally valid and binding and enforceable obligations of the Company.

(3)	The creation and issue of the Contingent Capital Notes and the execution, delivery and performance by the Company of the Agreements are within the corporate power of the Company and have been duly authorised by all necessary corporate action of the Company.

(4)	The obligations on the part of the Company under the Indenture and the Contingent Capital Notes (including under the subordination provisions) are legally valid and binding and enforceable against the Company.

(5)	No authorisations, approvals, consents or licences of governmental, judicial or public bodies or authorities of or in Scotland (together consents) are required by the Company as a result of the Company being a Scottish registered company for the valid execution, issue and delivery of the Contingent Capital Notes or the Conversion Securities.

(6)	Neither the execution, delivery and performance by the Company of the Agreements, nor the execution, issue and delivery of the Contingent Capital Notes, will of itself result in any violation in any material respect of:

(a)	the Memorandum or Articles of Association of the Company; or

(b)	any existing applicable mandatory provision of Scots law or regulation; or

(c)	any existing judgment, order or decree of any Scottish court.

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(7)	all Conversion Securities, when issued and delivered upon conversion in accordance with the terms of the Indenture, will be duly authorised and validly issued and credited as fully paid, and will not be subject to further call or contribution.

(8)	We have considered the statements included in the Prospectus under the caption “Description of Ordinary Shares” insofar as they summarize material terms of the Conversion Securities, as set out in the Company’s articles of association and in the applicable material provisions of UK law. In our opinion, such statements fairly summarize these terms.

(9)	The Underwriters would under current practice of the Scottish courts (assuming the effect of Section 14 of the Underwriting Agreement is not to prorogate the exclusive jurisdiction of the courts of the United States of America or State of New York specified therein (each a New York Court)) be permitted to commence proceedings in the Scottish courts for enforcement of the Underwriting Agreement and the Pricing Agreement, and the Scottish courts would accept jurisdiction in any proceedings for so long as the Company remains domiciled in Scotland and, upon proper averments being made in a Scottish court in any such proceedings, the choice of the law of the State of New York as the governing law of the Underwriting Agreement would be upheld as a valid choice of law by that court.

(10)	The Agreements have, insofar as Scots law governs the formalities of execution and delivery thereof, been duly executed and delivered by or on behalf of the Company.

(11)	The submission by the Company in Section 14 of the Underwriting Agreement to the jurisdiction of the New York Courts, and the designation, appointment and empowerment by the Company under the said Section 14 of an agent for service, would be upheld by the Scottish courts as valid and effective.

(12)	In relation to any Agreement which is expressed to be governed by the law of the State of New York as its governing law, a judgment of the New York Courts as the relevant forum would be recognised in Scotland through an action of decree–conform under common law in the Court of Session in Scotland, assuming that (1) the court which issued the judgment had jurisdiction and acted judicially with no element of unfairness, (2) such judgment was final, not obtained by fraud, or a revenue or penal action, remained capable of enforcement in the place it was pronounced and was not contrary to natural justice, and (3) enforcement of the judgment is not contrary to Scottish public policy.

(13)	Each holder of a Contingent Capital Note is (if and when a valid cause of action which is enforceable by a Holder (as defined in the Indenture) arises under the Contingent Capital Notes), entitled to sue as claimant in the Scottish courts for the enforcement of its rights against the Company, and such entitlement will not be subject to any conditions which are not applicable to residents of Scotland, save that a Scottish court may require a person who is not resident in Scotland to provide security for costs.

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(14)	In the event of a winding up of the Company in accordance with Scottish insolvency rules or a Qualifying Administration (as defined in the Indenture), the subordination provisions will, in respect of the Contingent Capital Notes, be given effect by the courts in Scotland in accordance with their terms.

(15)	The choice of the laws of Scotland to govern the subordination provisions would be recognised and upheld by the Scottish courts.

(16)	The choice of the law of the State of New York to govern the contractual rights of the Trustee under the last paragraph of Section 6.07 of the Indenture would be recognised and upheld by the Scottish courts, unless the application of the law of the State of New York would be incompatible with the principles of public policy applied by the Scottish courts.

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ANNEX V

FORM OF OPINION OF LINKLATERS LLP
ENGLISH SOLICITORS TO THE COMPANY

Based on the documents referred to, and assumptions made, in this opinion and subject to the qualifications in this opinion and to any matters not disclosed to us, we are of the following opinion:

1. It is not necessary for the Company either to ensure the validity of the Contingent Capital Notes, the Underwriting Agreement, the Pricing Agreement or the Indenture or to ensure the compliance by the Underwriters with any mandatory provision of English law, for the Company to obtain any approval, consent, order or permission of, or to effect any filing, recording or registration with, any public authority or governmental agency in England or to obtain authorisation from any regulatory authority, government department or court in England (other than any approvals, consents, orders, permissions, filings, recordings, registrations or authorisations required under the Companies Act 1985 and/or the Companies Act 2006 as they apply to a company having its registered office in Scotland (as to which we understand you are relying upon an opinion of CMS Cameron McKenna LLP)) in respect of the execution, delivery or performance of the Contingent Capital Notes, the Underwriting Agreement, the Pricing Agreement or the Indenture.

2. There are no registration, filing or similar formalities imposed in the United Kingdom upon the Company or the Underwriters in relation to the issue or offering of the Contingent Capital Notes or the performance by the Company of its obligations under them, provided that no public offer by the Company or the Underwriters (or any person acting on their behalf) is made in the United Kingdom, other than in the circumstances set out in Section 86 of the FSMA.

3. If and when a valid cause of action which is enforceable against the Company by a holder of a Note in the English courts arises under the Contingent Capital Notes, each holder of such a Note may, in certain limited circumstances as set out in, and subject always to the terms of, the Indenture, bring a claim on the basis of such cause of action as a claimant in the English courts for the enforcement of its rights against the Company. A claim on the basis of such cause of action will not be subject to any material procedural rules which are not applicable to claims made by residents of England, save that an English court may take into account when considering the procedural rules and/or legal principles in relation to security for costs and/or forum non conveniens the residency or domicile of a claimant, any submission to the jurisdiction of another court and any pending proceedings in another court.

4. Neither the execution and delivery of the Underwriting Agreement, the Pricing Agreement and the Indenture by the Company, nor the compliance by the Company with its obligations under the Underwriting Agreement, the Pricing Agreement or the Indenture will, of itself, breach (A) any mandatory provision of English law of general application binding on the Company, or (B) any covenant of the Company (other than any financial or similar covenant) contained in any of the following documents:

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(a) Trust Deed dated 11 December 1985 between the Company and The Law Debenture Trust Corporation p.l.c. constituting U.S.$350,000,000 undated floating rate primary capital notes;

(b) Second Supplemental Trust Deed dated 12 August 1993 between The Royal Bank of Scotland plc, the Company and The Law Debenture Trust Corporation p.l.c. constituting £200,000,000 9½% undated subordinated bonds;

(c) Trust Deed dated 5 December 2002 between the Company and The Law Debenture Trust Corporation p.l.c. constituting U.S.$750,001,000 fixed rate callable subordinated notes due 2042;

(d) Trust Deed dated 10 December 2003 between the Company and The Law Debenture Trust Corporation p.l.c. constituting U.S.$650,001,000 fixed/floating rate callable subordinated notes due 2043;

(e) Trust Deed dated 24 August 2004 between the Company and The Law Debenture Trust Corporation p.l.c. constituting U.S.$950,001,000 fixed/floating rate callable subordinated notes due 2044;

(f) Trust Deed dated 24 August 2004 between the Company and The Law Debenture Trust Corporation p.l.c. constituting U.S.$550,001,000 floating rate callable subordinated notes due 2044, as supplemented by a supplemental Trust Deed dated 27 September 2004 constituting an additional U.S.$450,001,000 floating rate callable subordinated notes due 2044;

(g) Trust Deed dated 12 December 2005 between the Company and The Law Debenture Trust Corporation p.l.c. constituting €500,001,000 fixed/floating rate callable subordinated notes due 2046;

(h) Trust Deed dated 8 December 2006 between the Company and The Law Debenture Trust Corporation p.l.c. constituting £400,001,000 fixed/floating rate callable subordinated notes due 2047; and

(i) Trust Deed dated 4 October 2007 between the Company and BNY Corporate Trustee Services Limited constituting U.S.$. 1,600,000,000 6.990 per cent. fixed/floating rate preferred capital securities.

For the purposes of the opinion contained in paragraph 4 above we have interpreted the effect of the Underwriting Agreement, the Pricing Agreement, the Indenture and the Contingent Capital Notes as if they were governed by and construed in accordance with English law. Such opinion should not be taken as expressing an opinion as to the observance of any financial or similar covenant contained in the documents listed above.

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ANNEX VI

FORM OF OPINION OF SHEARMAN & STERLING (LONDON) LLP,
COUNSEL FOR THE UNDERWRITERS

1. Assuming that the Underwriting Agreement (including the Pricing Agreement) has been duly authorized, executed and delivered by the Company insofar as Scots law is concerned, the Underwriting Agreement (including the Pricing Agreement) has been duly executed and delivered by the Company.

2. Assuming that the Indenture has been duly authorized, executed and delivered by the Company insofar as Scots law is concerned, the Indenture has been duly executed and delivered and is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

3. Assuming that the Contingent Capital Notes have been duly authorized, executed and delivered by the Company insofar as Scots law is concerned and authenticated by the Trustee in accordance with the Indenture and delivered and paid for as provided in the Underwriting Agreement and the Pricing Agreement, the Contingent Capital Notes will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture.

4. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

5. Assuming the validity of such action under Scots law, under the laws of the State of New York relating to submission to jurisdiction, pursuant to Section 14 of the Underwriting Agreement, the Company has (i) validly and irrevocably submitted to the jurisdiction of the federal courts of the United States of America located in the Borough of Manhattan, the City of New York and the courts of the State of New York located in the Borough of Manhattan, the City of New York, for the purposes specified therein, (ii) to the fullest extent permitted by law, waived any objection which it may now or hereafter have to the laying of venue in any legal suit, action or proceeding in any federal or state court in the Borough of Manhattan, the City of New York and (iii) validly and, to the extent stated therein, irrevocably appointed CT Corporation System as its initial authorized agent for the purpose described in Section 14 of the Underwriting Agreement. Service of process effected on such agent in the manner set forth in Section 14 of the Underwriting Agreement will be effective to confer valid personal jurisdiction over the Company.

6. Insofar as the statements in the Disclosure Package and the Prospectus under the caption “U.K. and U.S. Federal Tax Consequences” purport to describe certain U.S. federal income tax laws as they relate to U.S. Holders (as defined therein), such statements fairly and accurately summarize in all material respects the matters referred to therein.

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7. Insofar as the statements in the Disclosure Package and the Prospectus under the captions “Description of the Contingent Capital Notes” and “Description of Contingent Convertible Securities” constitute summaries of documents referred to therein, fairly summarize in all material respects the documents referred to therein.

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FORM OF 10b-5 LETTER OF
SHEARMAN & STERLING (LONDON) LLP,
COUNSEL FOR THE UNDERWRITERS

Subject to the limitations set forth in the immediately preceding paragraph, we advise you that, on the basis of the information we gained in the course of performing the services referred to above, in our opinion, (a) each of the documents incorporated by reference in the Disclosure Package and the Prospectus (other than the financial statements and other financial or statistical data contained therein or omitted therefrom, as to which we express no opinion) at the time it was filed with the Commission, appears on its face to have been appropriately responsive in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations of the Commission thereunder and (b) each of the Registration Statement, the Preliminary Prospectus and the Prospectus (other than the financial statements and other financial or statistical data contained therein or omitted therefrom, as to which we express no opinion), appears on its face to be appropriately responsive in all material respects to the requirements of the 1933 Act and the applicable rules and regulations of the Commission thereunder.

We further advise you that, subject to the limitations set forth in the second preceding paragraph, on the basis of the information we gained in the course of performing the services referred to above, no facts came to our attention which caused us to believe that (i) the Registration Statement (other than the financial statements and other financial or statistical data contained therein or omitted therefrom, as to which we have not been requested to comment), as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Disclosure Package (other than the financial statements and other financial or statistical data contained therein or omitted therefrom, as to which we have not been requested to comment), as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the Prospectus (other than the financial statements and other financial or statistical data contained therein or omitted therefrom, as to which we have not been requested to comment), as of its date or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In expressing the foregoing opinions and belief, we have not been called to pass upon, and we express no opinion or belief as to, any Statement of Eligibility of the Trustee on Form T-1. For the purposes of this and the preceding paragraph, the term “financial data” includes, without limitation, the pro forma accounts of the Company and the data required to be included in the Registration Statement and the Prospectus under the 1933 Act by Guide 3, Statistical Disclosure by Bank Holding Companies.

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